                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                             Winter Harbor, L.L.C.,

                         KPR Finanz-Und Verwaltungs AG

                         and Red Cube International AG

                           dated as of August 30, 2000

                         SECURITIES PURCHASE AGREEMENT

                                  (continued)

                                      -ii-

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A -- Securities
Exhibit B -- Option Agreement I
Exhibit C -- Option Agreement II
Exhibit D -- Registration Rights Agreement
Exhibit E -- Opinion of Dow, Lohnes & Albertson, Counsel to Winter Harbor
Exhibit F -- Opinion of Heierli Rechtsanwälte, Swiss Counsel to Red Cube
Exhibit G -- Opinion of Sullivan & Cromwell, U.S.Counsel to Red Cube
Schedule 3.5 -- Winter Harbor Consents
Schedule 3.7 -- Winter Harbor Related Party Transactions
Schedule 4.3 -- Red Cube Consents
Schedule 4.4 -- Capitalization of Red Cube
Schedule 4.5 -- Red Cube Liabilities

                                     -iii-

                          SECURITIES PURCHASE AGREEMENT

         This  Securities  Purchase  Agreement,  dated as of August 30, 2000, is entered into by and among Winter Harbor,  L.L.C., a Delaware  limited  liability company ("Winter  Harbor"),  Red Cube  International  AG, an  Aktiengesellschaft
organized  under  the  laws of  Switzerland  ("Red  Cube")  and  KPR  Finanz-Und
Verwaltungs AG ("KPR").

                             PRELIMINARY STATEMENTS

         Winter Harbor owns certain  securities  issued by I-Link  Incorporated,
a  Florida  corporation   ("I-Link").   Winter  Harbor  desires  to  sell  those
securities to Red Cube, and Red Cube desires to purchase those  securities,  all on the terms and conditions set forth in this Agreement.

         In  consideration  of the mutual  promises and  covenants  contained in this Agreement, the parties hereto agree as follows:

                                   AGREEMENTS

                                   Article 1

                                   Definitions

         1.1 Terms Defined in this Section. For purposes of this Agreement,  the following terms shall have the following meanings:

         "Affiliates"   means  affiliates  as  defined  in  Rule  12b-2  of  the
Securities Exchange Act of 1934, as amended.

         "Agreement" means this Securities Purchase Agreement.

         "Breach"  means  a  breach  of a  representation,  warranty,  covenant, obligation,  or other  provision of this Agreement or any  instrument  delivered pursuant to this  Agreement,  which shall be deemed to have occurred if there is or has been any  inaccuracy  in or  breach  of, or any  failure  to  perform  or comply with,  such  representation,  warranty,  covenant,  obligation,  or other provision.

         "Business  Day" means any day other than a Saturday,  Sunday,  or other day on which  commercial  banking  institutions in New York City are required or authorized by law to remain closed.

         "Closing"  means either the First  Closing or the Second  Closing,  and
"Closings" means the First Closing and the Second Closing.

         "Consents"  means all consents,  permits,  or approvals of Governmental
Authorities  and other third  parties  necessary to permit the Closings to occur lawfully in accordance with this Agreement.

         "Dollars" or "$" means United States dollars.

         "First  Closing"  means the  consummation  of the  purchase and sale of
the   First   Closing   Securities   and  the   other   transactions   occurring
contemporaneously  therewith,  in accordance  with the applicable  provisions of
Article 7.

         "First  Closing  Date"  means  the  date on  which  the  First  Closing occurs, as determined pursuant to Section 7.1(a).

         "First  Closing  Securities"  means those  securities  issued by I-Link and held by Winter Harbor on the date of this  Agreement  that are designated as
"First  Closing  Securities"  on  Exhibit A.  In the event of any  change in the
outstanding  securities  of  I-Link  by  reason  of  stock  dividends,   splits,
combinations,  subdivisions or  reclassifications,  mergers,  recapitalizations, extraordinary  dividends or distributions,  exchanges of shares or the like, the type and number of securities  constituting  the First Closing  Securities shall be appropriately adjusted.

         "Governmental  Authority" means any federal,  state, local,  municipal,
foreign,   or  other  governmental   authority  of  any  nature  (including  any
governmental agency, branch, bureau, department,  official,  securities exchange or automated quotation system, or entity and any court or other tribunal).

         "HSR Act" means the  Hart-Scott-Rodino  Antitrust  Improvements  Act of
1976, as amended.

         "I-Link   Loan   Documents"   means   the   documents   identified   on
Schedule 3.7 as the I-Link Loan Documents.

         "I-Link  Shareholders  Agreement"  means  the  Shareholders  Agreement, dated as of October 10, 1997,  among Medcross,  Inc., a Florida  corporation and predecessor to I-Link, Winter Harbor, and certain other shareholders of I-Link.

         "Legal  Requirement"  means  applicable  common law and any  applicable
law,  statute,   regulation,   rule,  ordinance,  order,  administrative  order,
treaty, standard,  decree, or judgment duly enacted,  adopted, or promulgated by any Governmental Authority and having the force and effect of law.

         "Person"  means  any  natural   person,   corporation   (including  any
non-profit  corporation),  general or  limited  partnership,  limited  liability company, joint venture, estate, trust, association,  organization,  labor union, or other entity or Governmental Authority.

         "Proceeding"   means   any   action,   arbitration,   audit,   hearing,
investigation,  litigation,  or suit (whether civil,  criminal,  administrative, investigative  or  informal)  commenced,  brought,  conducted,  or  heard  by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Required  Consents"  means those  Consents  designated on Schedule 3.5 or Schedule 4.3 as "Required Consents."

         "Second  Closing"  means the  consummation  of the purchase and sale of
the   Second   Closing   Securities   and  the  other   transactions   occurring
contemporaneously  therewith,  in accordance  with the applicable  provisions of
Article 8.

         "Second  Closing  Date"  means  the date on which  the  Second  Closing occurs, as determined pursuant to Section 8.1(a).

         "Second Closing  Securities"  means those  securities  issued by I-Link and held by Winter Harbor on the date of this  Agreement  that are designated as
"Second  Closing  Securities"  on  Exhibit  A. In the event of any change in the securities  of  I-Link  by  reason  of stock  dividends,  splits,  combinations, subdivisions or  reclassifications,  mergers,  recapitalizations,  extraordinary dividends  or  distributions,  exchanges  of shares  or the  like,  the type and number  of  securities  constituting  the  Second  Closing  Securities  shall be appropriately adjusted.

         "Securities  Act" means the  Securities  Act of 1933,  or any successor
federal  statute,   and  the  rules  and  regulations  of  the  SEC  promulgated thereunder, in each case as amended from time to time.

         "Securities"   means  the  First  Closing  Securities  and  the  Second
Closing Securities.

         "Significant Transaction" means any action taken by I-Link to:

                  (i)      amend, modify or repeal the charter or by-laws of
         I-Link or the articles of incorporation, by-laws, or other organizational document of any subsidiary, or to create, authorize, designate or issue any class or series of equity securities of I-Link or any subsidiary or any option, warrants or other rights to receive any class or series of equity securities of I-Link or any subsidiary;

                  (ii)     effect any merger, recapitalization or
         consolidation with or into another entity, or enter into any binding share exchange or similar transaction with any entity;

                  (iii)    sell, transfer, lease or dispose of all or
         substantially all of its assets in one transaction or a series of related transactions, or liquidate, dissolve or wind-up its affairs;

                  (iv)     sell, transfer, dispose of, lease, pledge or
         encumber (a "disposition"), or engage in a series of related dispositions, of any of its assets (including rights) having a value, in the aggregate for such transaction or series of transactions, in excess of $250,000, other than in the ordinary course of business;

                  (v)      lease or otherwise acquire any assets having a
         value, in the aggregate, in excess of $250,000, other than in the ordinary course of business;

                  (vi)     incur or prepay any indebtedness (or guarantee
         obligations of others or enter into any other guarantee or credit support arrangement) other than trade debt incurred in the ordinary course of business;

                  (vii)    pay any dividend or make other distributions or
         redemption payments with respect to any of its equity interests;

                  (viii)   conduct or engage in any business other than the
         business in which it is presently engaged (and such other businesses as are reasonably ancillary thereto);

                  (ix)     acquire, own or hold for investment any equity
         interests in another entity or any option, warrant, or other debt or equity interest convertible into or evidencing the right to acquire
         (whether or not for additional consideration) any equity interest in such entity;

                  (x)      enter into any transaction or agreement (or amend
         any agreement) with any affiliate of I-Link or any of the I-Link shareholders;

                  (xi)     hire, employ or discharge any of its executive
         officers, managers or key employees;

                  (xii)    initiate or settle any litigation involving an
         amount in controversy in excess of $250,000;

                  (xiii)   adopt or amend any employee benefit plan or
         program, other than those employee benefit plans and programs and amendments thereto as described in I-Link's preliminary proxy statement filed August 11, 2000;

                  (xiv)    enter into any commitment or series of related
         commitments involving a payment or payments of an aggregate amount in excess of $500,000.

         1.2 Terms  Defined  Elsewhere in This  Agreement.  For purposes of this
Agreement,  the  following  terms have the  meanings  set forth in the  sections indicated:

Term                                                       Section

AAA                                                        Section 10.13(a)
Damages                                                    Section 11.1
DOJ                                                        Section 5.5
Financial Statements                                       Section 4.5
FTC                                                        Section 5.5
I-Link                                                     Preliminary Statements
Option Agreement I                                         Section 2.2(b)
Option Agreement II                                        Section 2.2(c)
Red Cube                                                   Preamble
Red Cube Indemnified Persons                               Section 11.1
Red Cube Options                                           Section 3.9

Term                                                       Section

Registration Rights Agreement                              Section 5.3
Voting Agreement                                           Section 5.6(b)
Voting Stock                                               Section 5.6(a)
Winter Harbor                                              Preamble
Winter Harbor Indemnified Persons                          Section 11.2

         1.3 Rules of Construction.  Words used in this Agreement, regardless of the gender and  number  specifically  used,  shall be deemed  and  construed  to include any other gender and any other number as the context requires. Except as specifically  otherwise provided in this Agreement in a particular  instance,  a reference to a Section, Schedule, or Exhibit is a reference to a Section of this
Agreement or a Schedule or Exhibit hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules and
Exhibits  to this  Agreement,  and not  solely  to any  particular  part of this
Agreement.   The  descriptive  headings  in  this  Agreement  are  inserted  for convenience  of  reference  only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         1.4  Knowledge.  References  herein  to  "knowledge  of  Red  Cube"  or
"knowledge  of Winter  Harbor"  refers to the actual  knowledge of the executive officers of such party.

                                    Article 2

                         Purchase and Sale of Securities

         2.1  Purchase  and Sale.  Subject to the terms and  conditions  of this
Agreement,  Red Cube agrees to purchase  from Winter  Harbor,  and Winter Harbor agrees to sell to Red Cube, all of the  Securities,  free and clear of any lien, pledge, or other security  interest or encumbrance  (other than any restrictions under  securities  laws and  restrictions  under this  Agreement  and the I-Link
Shareholders  Agreement),  and all of Winter Harbor's right, title, and interest in the I-Link  Shareholders  Agreement  and the I-Link  Loan  Documents  for the
consideration specified in Section 2.2.

         2.2 Consideration. As consideration for the sale of the Securities, Red
Cube agrees to pay and deliver to Winter Harbor the following consideration:

         (a)  At  the  First  Closing,  Red  Cube  will  pay  to  Winter  Harbor
$35,000,000  by wire transfer of same-day  funds  pursuant to wire  instructions which shall be delivered by Winter Harbor to Red Cube at least two Business Days prior to the First Closing Date.

         (b) At the  First  Closing,  Red Cube will  grant to  Winter  Harbor an option to purchase  from Red Cube 52,499  ordinary  shares of Red Cube, at a per share  purchase  price in Swiss francs equal to $190.48  multiplied by the Swiss frank to United  States  dollar  exchange rate as published in the Neue Züricher
Zeitung on the day of the First Closing,  in accordance with an Option Agreement substantially  in the form of Exhibit C, to be entered into between Red

Cube and Winter Harbor at the First Closing  ("Option  Agreement I"). The number and type of  securities  of Red Cube that may be purchased by Winter Harbor upon exercise of the option described in this Section 2.2(b),  and the purchase price therefor, shall be subject to adjustment as provided in Option Agreement I.

         (c) At the  First  Closing,  Red Cube will  grant to  Winter  Harbor an option to purchase  from Red Cube 58,333  ordinary  shares of Red Cube, at a per share  purchase  price in Swiss francs equal to $171.43  multiplied by the Swiss frank to United  States  dollar  exchange rate as published in the Neue Züricher
Zeitung on the day of the First Closing,  in accordance with an Option Agreement substantially  in the form of Exhibit D, to be entered into between Red Cube and
Winter Harbor at the First Closing ("Option  Agreement II"). The number and type of  securities  of Red Cube that may be purchased by Winter Harbor upon exercise of the option described in this Section 2.2(c), and the purchase price therefor, shall be subject to adjustment as provided in Option Agreement II.

         (d)  At the  Second  Closing,  Red  Cube  will  pay  to  Winter  Harbor
$25,000,000  by wire transfer of same-day  funds  pursuant to wire  instructions which shall be delivered by Winter Harbor to Red Cube at least two Business Days prior to the Second Closing Date.

         2.3 No  Allocation of  Consideration.  Red Cube and Winter Harbor agree that the allocation of the total consideration payable to Winter Harbor pursuant to Section 2.2 between  amounts payable at the First Closing and amounts payable at the Second Closing does not necessarily  reflect the allocation of such total consideration  between  the First  Closing  Securities  and the  Second  Closing
Securities.

                                   Article 3

                        Representations of Winter Harbor

         Winter Harbor represents and warrants to Red Cube as follows:

         3.1  Organization and Authority.  Winter Harbor is a limited  liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Winter Harbor has the requisite limited liability company power and  authority to execute,  deliver,  and perform this  Agreement  and the documents contemplated hereby according to their respective terms. Winter Harbor is duly  licensed or  qualified  to do business as a foreign  limited  liability company under the laws of each state or other  jurisdiction  in which either the ownership  or use of the  properties  owned or used by it, or the  nature of the activities conducted by it requires such licensing or qualification.

         Winter  Harbor has  delivered to Red Cube true and  complete  copies of the  certificate  of formation and the limited  liability  company  agreement of
Winter Harbor.

         3.2 Authorization and Binding Obligation. The execution,  delivery, and performance of this Agreement by Winter Harbor have been duly  authorized by all necessary limited  liability  company action on the part of Winter Harbor.  This
Agreement has been duly executed and delivered by Winter Harbor and  constitutes the legal,  valid, and binding obligation of Winter

Harbor, enforceable against Winter Harbor in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy,  insolvency, or similar  Legal  Requirements  affecting  creditors'  rights  generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 Ownership of Stock.  Winter Harbor owns of record and  beneficially the Securities listed on Exhibit A, free and clear of any lien, pledge, or other security interest or encumbrance  (other than any restrictions  under securities
laws  and  restrictions  under  this  Agreement  and  the  I-Link   Shareholders
Agreement).  The  Securities  represent  no less  than a  majority  of the total outstanding  shares of common stock of I-Link on a fully diluted  basis.  Winter
Harbor is not a party to any option, warrant,  purchase right, or other contract or commitment that could require Winter Harbor to sell,  transfer,  or otherwise dispose of any Securities (other than this Agreement and the I-Link Shareholders
Agreement).

         3.4  Voting  Authority.  Winter  Harbor  is not a party  to any  voting agreement  with  respect  to  any  of  the  Securities  other  than  the  I-Link
Shareholders  Agreement and has not granted a revocable or an irrevocable  proxy to any Person with respect to any of the Securities other than the proxy granted to Red Cube under Section 5.6(a) of this Agreement.

         3.5 Absence of Conflicting Agreements; Consents. Except as set forth on
Schedule  3.5,  and  subject to the  expiration  or  termination  of all waiting periods  under the HSR Act, to the  knowledge  of Winter  Harbor the  execution, delivery,  and  performance by Winter Harbor of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both):  (a) do not require the consent of any third party; (b) will not conflict with any provision of the limited  liability company agreement or certificate of formation of Winter Harbor,  each as currently in effect;  (c) will not conflict with,  result  in  a  breach  of,  or  constitute  a  default  under  any  Legal
Requirement;  and (d) will not conflict with, constitute grounds for termination of, result in a breach of,  constitute a default under,  or accelerate or permit the  acceleration  of any  performance  required by the terms of any  agreement, instrument,  license,  or permit to which  Winter  Harbor is a party or by which
Winter Harbor may be bound.

         3.6 Disclosure.

         (a) No  representation  or warranty of Winter Harbor  contained in this
Agreement  contains any untrue  statement of a material  fact, or omits to state any material  fact which is required to be stated  therein or necessary in order to make  the  statements  contained  herein  or  therein,  in the  light  of the circumstances in which they were made, not misleading.

         (b) There is no fact  known to any  officer of Winter  Harbor  that may adversely affect Winter Harbor's ability to perform its obligations hereunder.

         3.7 No Related Party Transactions. Except as set forth on Schedule 3.7,
Winter  Harbor  does not have any  interest  in any  property  used in  I-Link's business,  has no equity or other  financial  interest  in any  person  that has
business  dealings  with  I-Link  or  a  material   financial  interest  in  any
transaction  to which I-Link is a party,  other than in the  ordinary  course of business and at market prices and on market terms, is not engaged in competition with  I-Link,  is not party to any contract  with I-Link,  and does not have any claim or right against I-Link.

         3.8 Brokers and Finders. Neither Winter Harbor nor any of its officers, directors  or  employees  has  employed  any  broker or finder or  incurred  any liability for any brokerage fees, commissions or finders fees in connection with this Agreement or the other transactions  contemplated in this Agreement except, as disclosed by Winter Harbor to Red Cube, that Winter Harbor has employed James
H. Laird as its financial advisor.

         3.9  Investment  Matters.  If the  options  granted  pursuant to Option
Agreement  I or Option  Agreement  II (the "Red Cube  Options")  are  exercised,
Winter  Harbor will be  acquiring  the  ordinary  shares of Red Cube for its own account  for  investment  purposes  only and not with a view to,  or for sale in connection  with,  any  resale  or  distribution  thereof  in  violation  of the
Securities Act. Winter Harbor acknowledges that the shares of ordinary shares of
Red Cube are not  currently  and will not at the time the Red Cube  Options  are exercised  be  registered  under  the  Securities  Act or any  applicable  state securities  law,  and that such  shares may not be  transferred  or sold  except pursuant to the registration  provisions of the Securities Act or pursuant to an applicable  exemption  therefrom  and  pursuant  to  state  securities  laws and regulations, as applicable.

                                   Article 4

                           Representations of Red Cube

         Red Cube represents and warrants to Winter Harbor as follows:

         4.1  Organization  and  Authority.  Red  Cube  is  a  corporation  duly organized, validly existing, and in good standing under the laws of Switzerland.
Red Cube has the  requisite  corporate  power and authority to own,  lease,  and operate  its  properties,  to carry on its  business  in the  places  where such properties  are  now  owned,  leased,  or  operated  and  such  business  is now conducted, and to execute, deliver, and perform this Agreement and the documents contemplated  hereby according to their respective terms. Red Cube has delivered to Winter Harbor true and complete copies of its organizational documents.

         4.2 Authorization and Binding Obligation. The execution,  delivery, and performance  of this  Agreement  by Red Cube have been  duly  authorized  by all necessary corporate action on the part of Red Cube. This Agreement has been duly executed and delivered by Red Cube and constitutes the legal, valid, and binding obligation  of Red Cube,  enforceable  against Red Cube in  accordance  with its terms  except  as the  enforceability  of  this  Agreement  may be  affected  by bankruptcy,  insolvency,  or similar  Legal  Requirements  affecting  creditors'
rights  generally  and by judicial  discretion in the  enforcement  of equitable remedies.

         4.3 Absence of Conflicting Agreements; Consents. Except as set forth on
Schedule  4.3,  and  subject to the  expiration  or  termination  of all waiting periods  under  the HSR  Act,  to the  knowledge  of Red  Cube,  the  execution, delivery,  and  performance  by Red  Cube of this  Agreement  and the  documents contemplated hereby (with or without the giving of notice, the lapse of time, or both):  (a) do not require the consent of any third party; (b) will not conflict with any provision of any corporate  organizational  documents of Red Cube, each as currently in effect;  (c) will not conflict  with,  result in a breach of, or constitute  a default  under any Legal  Requirement;  and (d) will not  conflict with, constitute grounds for termination of, result in a

breach of,  constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement,  instrument, license, or permit to which Red Cube is a party or by which Red Cube may be bound.

         4.4 Capitalization. The authorized and issued capital stock of Red Cube is described on Schedule 4.4. All issued and outstanding shares of capital stock of Red  Cube  have  been  duly  and  validly  issued  and  are  fully  paid  and nonassessable.  Except as described on Schedule 4.4, there are no outstanding or authorized options, warrants,  purchase rights,  subscription rights, conversion rights,  exchange  rights,  or other contracts or commitments that could require
Red Cube to issue,  sell, or otherwise  cause to become  outstanding  any of its capital stock,  and there are no outstanding or authorized  stock  appreciation, phantom stock, profit participation, or similar rights with respect to Red Cube.
Red Cube has not violated any Legal Requirement in connection with the offer for sale or sale and  issuance  of its  outstanding  shares of capital  stock or any other securities.

         4.5 Financial  Statements.  Red Cube has delivered to Winter Harbor the following financial statements (the "Financial  Statements"):  (a) drafts (which drafts are subject to revisions as part of the normal process of finalizing such drafts)  consolidated  financial statements for the year ended December 31, 1999 and for the period from September 30, 1998 (inception) through December 31, 1998 and (b) a draft  (which  draft is  subject  to  revisions  as part of the normal process of  finalizing  such  draft) "pro forma"  financial  statements  for the period ended June 30, 2000. To the knowledge of Red Cube, as of the date hereof, the  Financial  Statements  have been prepared from the books and records of Red
Cube, have been prepared in accordance with international  accounting standards, accurately  reflect the books,  records,  and accounts of Red Cube,  and present fairly the financial condition of Red Cube as at their respective dates, and the results  of  operations  for the  periods  then  ended.  Except  as set forth on
Schedule  4.5, to the  knowledge  of Red Cube,  Red Cube has no  material  debt, liability, or obligation,  whether accrued, absolute,  contingent, or otherwise, except (a) liabilities reflected in the Financial Statements and (b) liabilities
(other than contingent  liabilities) incurred in the ordinary course of business since June 30, 2000.

         4.6  Investment.  Red  Cube is  acquiring  the  Securities  for its own account  for  investment  purposes  only and not with a view to,  or for sale in connection  with,  any  resale  or  distribution  thereof  in  violation  of the
Securities  Act. Red Cube  acknowledges  that the  Securities are not registered under the Securities Act or any applicable  state  securities law, and that such
Securities may not be transferred  or sold except  pursuant to the  registration provisions  of  the  Securities  Act  or  pursuant  to an  applicable  exemption therefrom and pursuant to state securities laws and regulations as applicable.

         4.7  Experience.  Red Cube is able  financially to bear the risks of an investment in the Securities. Red Cube is an "accredited investor" as defined in
Regulation  D under  the  Securities  Act.  Red  Cube  has not  been  organized, reorganized,  or  recapitalized  specifically  for the purpose of  investing  in
I-Link.

         4.8 Brokers  and  Finders.  Neither  Red Cube nor any of its  officers, directors  or  employees  has  employed  any  broker or finder or  incurred  any liability for any brokerage fees,

commissions  or finders  fees in  connection  with this  Agreement  or the other transactions contemplated in this Agreement.

         4.9 Disclosure.

         (a) No  representation  or  warranty  of Red  Cube  contained  in  this
Agreement  contains any untrue  statement of a material  fact, or omits to state any material  fact which is required to be stated  therein or necessary in order
to  make  the  statements   contained  herein  or  therein,   in  the  light  of
circumstances in which they were made, not misleading.

         (b)  There  is no fact  known  to any  officer  of Red  Cube  that  may adversely affect Red Cube's ability to perform its obligations hereunder.

                                   Article 5

                            Covenants and Agreements

         5.1  Confidentiality.  Except as necessary for the  consummation of the transactions  contemplated  by this  Agreement,  and except as and to the extent required  by any  Legal  Requirement,  each  party  will keep  confidential  any information  obtained from the other party in connection  with the  transactions contemplated by this Agreement.

         5.2  Cooperation.  The parties to this Agreement  shall cooperate fully with each other and their respective  counsel and accountants in connection with any actions required to be taken as part of their respective  obligations  under this  Agreement,  and each party shall  execute  such other  documents as may be
necessary  and  desirable  to  the   implementation  and  consummation  of  this
Agreement,  and otherwise use commercially  reasonable efforts to consummate the transactions  contemplated  hereby and to fulfill their  obligations  under this
Agreement.

         5.3 Registration Rights Agreement.  At the First Closing,  Red Cube and
Winter Harbor will enter into a Registration  Rights Agreement  substantially in the form of Exhibit D (the "Registration Rights Agreement").

         5.4 Consents.  The parties will use commercially  reasonable efforts to obtain as expeditiously  as possible all Consents.  Each party will promptly and regularly  advise the other parties  concerning the occurrence and status of any
discussions  or  other  communications,   whether  oral  or  written,  with  any
Governmental  Authority  or other  third  party  with  respect  to any  Consent, including any difficulties or delays experienced in obtaining any Consent and of any conditions proposed, considered, or requested for any Consent.

         5.5 HSR Act Filing.  Red Cube agrees to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC")
all filings,  if any,  that are  required in  connection  with the  transactions contemplated  hereby under the HSR Act within five  Business Days of the date of this  Agreement;  (b)  cooperate  with  I-Link in  connection  with such HSR Act
filings,   which  cooperation  shall  include  furnishing  the  other  with  any information or documents that may be reasonably required in connection with such filings;  (c)  promptly  file,  after  any  request  by the FTC or DOJ and after appropriate  negotiation  with the FTC or DOJ of

                                       10

the scope of such request,  any information or documents requested by the FTC or
DOJ; and (d) notify I-Link and Winter Harbor of any material communications with the FTC or DOJ that relate to the transactions  contemplated  hereunder,  and to the extent practicable, permit I-Link to participate in any conferences with the
FTC or DOJ.  Promptly after the signing of this Agreement,  Red Cube will send a written notice to I-Link with respect to their filing  obligations under the HSR
Act. The parties agree to equally share the expenses associated with the filings described in this Section 5.5.

         5.6 Proxy and Voting Agreement.

         (a) Irrevocable Proxy. Effective upon the First Closing,  Winter Harbor hereby grants to Red Cube an irrevocable proxy, with full power of substitution, to exercise  voting  authority and authority to act by written  consent over all
Second  Closing  Securities  that  constitute  Voting Stock on all  proposals or matters submitted to all or any class or classes of Voting Stock, which proxy is
IRREVOCABLE AND COUPLED WITH AN INTEREST for purposes of Section  607.0722(5) of the Florida Business  Corporation Act. "Voting Stock" means, with respect to any matter to be voted on by the shareholders of I-Link,  shares of capital stock of
I-Link  entitled to vote on such matter under the Articles of  Incorporation  of
I-Link and the Florida Business Corporation Act.  Notwithstanding the foregoing, before the date of the First  Closing,  the proxy  granted in this  Section  5.6 shall not apply to proposals or matters submitted to all or any class or classes of Voting  Stock if such  matters or  proposals  are solely  concerned  with the operational  conduct  of the  business  of  I-Link  as such  business  has  been conducted in its ordinary course and consistent  with past practices.  After the date of the First Closing and until the  termination of the parties'  rights and obligations  under this Section 5.6  pursuant to  subclause  (d) of this Section
5.6, the proxy  granted in this section  shall apply to any and all proposals or matters submitted to all or any class or classes of Voting Stock.

         (b) Voting  Agreement.  Winter  Harbor and Red Cube shall  enter into a voting agreement, effective as of September •, 2000 (the "Voting Agreement").

         (c) Governmental Approvals.  Notwithstanding anything in Section 5.6(a)
or Section  5.6(b) to the contrary,  if the proxy provided for in Section 5.6(a)
or the voting  agreement  provided for in Section 5.6(b) would violate any Legal
Requirement  in  the  absence  of  any  consent,  permit,  or  approval  of  any
Governmental Authority,  then, notwithstanding Section 5.6(a) or Section 5.6(b), the  effectiveness  of the proxy  provided  for in Section  5.6(a) or the voting agreement provided for in Section 5.6(b), as applicable, shall be conditioned on the receipt of each such  consent,  permit,  or approval.  Winter Harbor and Red
Cube will use their respective  diligent efforts to obtain,  or to assist I-Link in  obtaining,  as  expeditiously  as possible,  any such  consent,  permit,  or approval  that, in the opinion of Red Cube and its counsel,  is required for the effectiveness  of  the  proxy  provided  for in  Section  5.6(a)  or the  voting agreement provided for in Section 5.6(b).

         (d)  Termination.  The  rights and  obligations  of Red Cube and Winter
Harbor under this Section 5.6 shall  automatically  terminate,  without  further action by Red Cube or Winter  Harbor,  on the earlier of (1) the fifth  Business
Day following the date on which ordinary shares of Red Cube commence  trading on the SWX New Market or (2) April 2, 2001.

                                       11

         5.7 Notification.

         (a)  Between the date of this  Agreement  and the First  Closing  Date,
Winter Harbor shall promptly notify Red Cube in writing if Winter Harbor becomes aware of any fact or condition that causes or constitutes a breach of any of its representations  and warranties as of the date of this  Agreement,  or if Winter
Harbor becomes aware of the  occurrence  after the date of this Agreement of any fact  or  condition  that  would  (except  as  expressly  contemplated  by  this
Agreement) cause or constitute a breach of any such  representation  or warranty had such  representation  or warranty been made as of the time of the occurrence of discovery of such fact or  condition.  During the same period,  Winter Harbor shall  promptly  notify Red Cube of the occurrence of any breach of any covenant of Winter Harbor in this Article 5.

         (b) Between the date of this  Agreement and the First Closing Date, Red
Cube shall promptly notify Winter Harbor in writing if Red Cube becomes aware of any  fact or  condition  that  causes  or  constitutes  a  breach  of any of its representations and warranties as of the date of this Agreement,  or if Red Cube becomes aware of the occurrence  after the date of this Agreement of any fact or condition that would (except as expressly  contemplated by this Agreement) cause or  constitute  a  breach  of any  such  representation  or  warranty  had  such representation  or  warranty  been  made  as of the  time of the  occurrence  of discovery  of such fact or  condition.  During the same  period,  Red Cube shall promptly notify Winter Harbor of the occurrence of any breach of any covenant of
Red Cube in Article 5.

         5.8 Board Seats.  Prior to the  termination of this  Agreement,  Winter
Harbor agrees not to remove or cause to resign the two directors  elected to the
I-Link  board of  directors  by it  pursuant  to its  rights  under  the  I-Link
Shareholder  Agreement  and as the sole  holder of the  shares  of the  Series M
Preferred Stock of I-Link, without the prior written consent of Red Cube.

         5.9 Winter Harbor Lock-Up and Standstill.

         (a) If Winter  Harbor  exercises the Red Cube Options prior to the date which is one hundred and eighty days after Red Cube's initial  public  offering,
Winter Harbor will enter into an agreement containing customary  restrictions on dispositions  of the ordinary  shares of Red Cube acquired by Winter Harbor upon exercise of the Red Cube  Options  for up to one  hundred  eighty days after the consummation of Red Cube's initial public offering,  provided those restrictions are on the same terms as are imposed by the  underwriters  in Red Cube's initial public offering on the other  significant  shareholders  and the officers of Red
Cube.

         5.10  Significant  Transactions.  Winter Harbor shall not consent to or approve any  Significant  Transaction  that  requires the consent or approval of
Winter Harbor pursuant to the I-Link Shareholder Agreement or as a holder of the shares of the  Series M  Preferred  Stock of I-Link  without  the prior  written consent of Red Cube.

         5.11  Options.  In the  event  that Red Cube is unable to issue the Red
Cube Options that will be  exercisable  for ten years from the date of the grant of such  options  at the first  Closing,  (i) Red Cube  covenants  and agrees to issues options  substantially  in the form of the Red Cube Options with the sole exception  that such options  shall  terminate  five years after the date of the

                                       12

grant of such  options,  (ii) KPR  covenants  and  agrees to  amend,  as soon as reasonably practicable, the relevant corporate documents of Red Cube so that Red
Cube is able to grant options which are  exercisable for ten years from the date of the  granting  of  such  options,  and  (iii)  Red  Cube  agrees,  as soon as reasonably  practicable after the amendment of its corporate  documents referred to in sub-clause  (ii) of this  Section,  to exchange  with Winter  Harbor,  the options  granted  under  sub-clause  (i) of this  Section for options  which are substantially in the form of the Red Cube Options.

                                   Article 6

          Conditions to Obligations of the Parties at the First Closing

         6.1 Conditions to  Obligations  of Red Cube at the First  Closing.  All
obligations of Red Cube at the First Closing hereunder are subject at Red Cube's option to the  fulfillment  prior to or at the First Closing Date of each of the following conditions:

         (a) Accuracy of Representations. All of Winter Harbor's representations and warranties in this Agreement  (considered  collectively),  and each of these representations  and warranties  (considered  individually),  (1) must have been accurate  (determined without regard to any materiality  limitation contained in any such representation or warranty),  in all material respects,  as of the date of this  Agreement and (2) must be accurate  (determined  without  regard to any materiality limitation contained in any such representation or warranty), in all material respects, as of the First Closing.

         (b) Winter  Harbor  shall have  performed  and complied in all material respects  with all  covenants and  agreements  required by this  Agreement to be performed or complied  with by Winter  Harbor  prior to or on the First  Closing
Date.

         (c) All Required  Consents shall have been obtained,  all such Consents shall be in full force and  effect,  and all waiting  periods  under the HSR Act applicable to this Agreement or the transactions  contemplated by this Agreement to be consummated at the Closings shall have expired or been terminated.

         (d) Winter  Harbor shall have made or be willing to make and capable of making all the deliveries described in Section 7.2.

         (e) No Proceedings.

             (i)  Since  the date of this  Agreement,  there  must not have been commenced or threatened against Winter Harbor, any Proceedings that may have the effect of preventing,  delaying,  making illegal, or otherwise  interfering with any  of  the  transactions  contemplated  by  this  Agreement  (other  than  any
Proceeding commenced or threatened by Red Cube or any of its affiliates).

                                       13

             (ii)  There  must not be in  effect  any Legal  Requirement  or any injunction or other judicial order that (A) prohibits the sale of the Securities or the  other  transactions  contemplated  by this  Agreement  and (B) has  been adopted or issued,  or has otherwise  become  effective,  since the date of this
Agreement.

         (f) No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any Person any claim  asserting that such Person
(1) is the holder or the beneficial  owner of, or has the right to acquire or to obtain beneficial  ownership of, any Securities or (2) is entitled to all or any portion of the amounts or  securities  payable or  issuable in exchange  for the
Securities.

         (g) No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement shall, directly or indirectly
(with or without notice or lapse of time),  materially  contravene,  or conflict with,  or result in a  material  violation  of, or cause Red Cube to suffer  any material  violation  of,  or  cause  Red Cube to  suffer  any  material  adverse consequence under, any applicable Legal Requirement.

         (h)  Additional  Documents.  Winter  Harbor  must  have  caused  to  be delivered to Red Cube such other  documents as Red Cube may  reasonably  request for the  purpose  of (A)  evidencing  the  accuracy  of the  representations  or warranties of Winter Harbor, (B) evidencing the performance by Winter Harbor of, or the compliance by Winter Harbor with, the covenants and obligations  required to  be  performed  or  complied  with  by  Winter  Harbor,  (C)  evidencing  the satisfaction  of any condition  referred to in this Section 6.1 or (D) otherwise facilitating the  consummation of any of the  transactions  contemplated by this
Agreement.

         6.2  Conditions to  Obligations  of Winter Harbor at the First Closing.
All  obligations of Winter Harbor at the First Closing  hereunder are subject at
Winter Harbor's option to the fulfillment  prior to or at the First Closing Date of each of the following conditions:

         (a) Accuracy of Representations.  All of Red Cube's representations and warranties  in this  Agreement  (considered  collectively),  and  each of  these representations  and warranties  (considered  individually),  (1) must have been accurate  (determined without regard to any materiality  limitation contained in any such representation or warranty),  in all material respects,  as of the date of this  Agreement and (2) must be accurate  (determined  without  regard to any materiality limitation contained in any such representation or warranty), in all material respects,  as of the First Closing except with respect to Schedule 4.4, which Schedule shall not be deemed to be inaccurate due to changes in the issued capital stock of Red Cube, if such changes are the result of additional  capital increases by Red Cube that are effected  through (i) sales of  securities in the ordinary  course of  business  of Red  Cube,  (ii)  exchange  of  securities  in connection  with the  acquisition of securities or assets in the ordinary course of business of Red Cube,  (iii) stock option  grants in the  ordinary  course of business of Red Cube, or (iv) the currently  contemplated  capital increase that is intended,  among other  things,  to provide  financing  for the  transactions contemplated herein.

         (b)  Covenants.  Red Cube  shall have  performed  and  complied  in all material  respects with all covenants and agreements  required by this Agreement to be performed or complied with by it prior to or on the First Closing Date.

                                       14

         (c) Consents.  All Required Consents shall have been obtained, all such
Consents  shall be in full force and effect,  and all waiting  periods under the
HSR Act applicable to this Agreement or the  transactions  contemplated  by this
Agreement  to be  consummated  at  the  Closings  shall  have  expired  or  been terminated.

         (d)  Deliveries.  Red Cube  shall  have made or be  willing to make and capable of making all the deliveries described in Section 7.3.

         (e) No Proceedings.

             (i)  Since  the date of this  Agreement,  there  must not have been commenced or  threatened  against Red Cube,  any  Proceedings  that may have the effect of preventing,  delaying,  making illegal, or otherwise  interfering with any  of  the  transactions  contemplated  by  this  Agreement  (other  than  any
Proceeding commenced or threatened by Winter Harbor or any of its affiliates).

             (ii)  There  must not be in  effect  any Legal  Requirement  or any injunction or other judicial order that (A) prohibits the sale of the Securities or the  other  transactions  contemplated  by this  Agreement  and (B) has  been adopted or issued,  or has otherwise  become  effective,  since the date of this
Agreement.

         (f) No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement shall, directly or indirectly
(with or without notice or lapse of time),  materially  contravene,  or conflict with, or result in a material violation of, or cause Winter Harbor to suffer any material  violation  of, or cause Winter  Harbor to suffer any material  adverse consequence under, any applicable Legal Requirement.

         (g) Additional Documents.  Red Cube must have caused to be delivered to
Winter Harbor such other  documents as Winter Harbor may reasonably  request for the purpose of (A) evidencing the accuracy of the  representations or warranties of Red Cube, (B) evidencing the performance by Red Cube of, or the compliance by
Red Cube with,  the  covenants  and  obligations  required  to be  performed  or complied with by Red Cube,  (C)  evidencing  the  satisfaction  of any condition referred to in this Section 6.2 or (D) otherwise  facilitating  the consummation of any of the transactions contemplated by this Agreement.

         6.3 Conditions to Obligations  of Red Cube at the Second  Closing.  All
obligations  of Red Cube at the  Second  Closing  hereunder  are  subject at Red
Cube's option to the fulfillment  prior to or at the Second Closing Date of each of the following conditions:

         (a)  Accuracy  of  Certain  Representations.  All  representations  and warranties of Winter Harbor in Section 3.1,  Section 3.2, and Section 3.3 (other than the second sentence of Section 3.3) shall be true in all material  respects at and as of the  Second  Closing  Date as though  made at and as of that  time, except for changes resulting from the consummation of the First Closing.

         (b) No Proceedings.

                                       15

             (i)  Since  the date of this  Agreement,  there  must not have been commenced or threatened against Winter Harbor, any Proceedings that may have the effect of preventing,  delaying,  making illegal, or otherwise  interfering with any  of  the  transactions  contemplated  by  this  Agreement  (other  than  any
Proceeding commenced or threatened by Red Cube or any of its affiliates).

             (ii)  There  must not be in  effect  any Legal  Requirement  or any injunction  or other  judicial  order that (i)  prohibits the sale of the Second
Closing  Securities or transactions  contemplated by this Agreement and (ii) has been adopted or issued,  or has otherwise  become  effective,  since the date of this Agreement.

         (c) No Claim Regarding Stock  Ownership.  There must not have been made or threatened by any Person any claim  asserting  that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain  beneficial ownership of, any Second Closing Securities.

         (d) No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement shall, directly or indirectly
(with or without notice or lapse of time),  materially  contravene,  or conflict with, or result in a material violation of any applicable Legal Requirement.

         (e)  Additional  Documents.  Winter  Harbor  must  have  caused  to  be delivered to Red Cube such other  documents as Red Cube may  reasonably  request for the  purpose  of (A)  evidencing  the  accuracy  of the  representations  or warranties of Winter Harbor, (B) evidencing the performance by Winter Harbor of, or the compliance by Winter Harbor with, the covenants and obligations  required to  be  performed  or  complied  with  by  Winter  Harbor,  (C)  evidencing  the satisfaction  of any condition  referred to in this Section 6.3 or (D) otherwise facilitating the  consummation of any of the  transactions  contemplated by this
Agreement.

         (f) Deliveries. Winter Harbor shall have made or be willing to make and capable of making all the deliveries described in Section 8.2.

         6.4 Conditions to  Obligations of Winter Harbor at the Second  Closing.
All obligations of Winter Harbor at the Second Closing  hereunder are subject at
Winter Harbor's option to the fulfillment prior to or at the Second Closing Date of each of the following conditions:

         (a)  Accuracy  of  Certain  Representations.  All  representations  and warranties of Red Cube contained in Section 4.1 and Section 4.2 shall be true in all material respects at and as of the Second Closing Date as though made at and as of that time.

         (b) No Proceedings.

             (i)  Since  the date of this  Agreement,  there  must not have been commenced or  threatened  against Red Cube,  any  Proceedings  that may have the effect of preventing,  delaying,  making illegal, or otherwise  interfering with any  of  the  transactions  contemplated  by  this  Agreement  (other  than  any
Proceeding commenced or threatened by Winter Harbor or any of its affiliates).

                                       16

             (ii)  There  must not be in  effect  any Legal  Requirement  or any injunction  or other  judicial  order that (A)  prohibits the sale of the Second
Closing Securities or the other transactions  contemplated by this Agreement and
(B) has been adopted or issued,  or has otherwise  become  effective,  since the date of this Agreement.

         (c) No Prohibition. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement shall, directly or indirectly
(with or without notice or lapse of time),  materially  contravene,  or conflict with, or result in a material violation of any applicable Legal Requirement.

         (d) Additional Documents.  Red Cube must have caused to be delivered to
Winter Harbor such other  documents as Winter Harbor may reasonably  request for the purpose of (A) evidencing the accuracy of the  representations or warranties of Red Cube, (B) evidencing the performance by Red Cube of, or the compliance by
Red Cube with,  the  covenants  and  obligations  required  to be  performed  or complied with by Red Cube,  (C)  evidencing  the  satisfaction  of any condition referred to in this Section 6.4 or (D) otherwise  facilitating  the consummation of any of the transactions contemplated by this Agreement.

         (e)  Deliveries.  Red Cube  shall  have made or be  willing to make and capable of making all the deliveries described in Section 8.3.

                                   Article 7

                   First Closing and First Closing Deliveries

         7.1 First Closing.

         (a) First Closing Date.

             (i) Except as  provided  in  Section  7.1(a)(ii),  or as  otherwise agreed to by Red Cube and Winter  Harbor,  the First Closing shall take place at
10:00 a.m. on the fifth  Business Day after the  satisfaction  of the conditions specified in Section 6.1(c).

             (ii) If on the date on which the First Closing  would  otherwise be required  to take place  pursuant  to Section  7.1(a)(i),  (A) there shall be in effect any judgment, decree, or order that would prevent or make unlawful either
Closing,  or (B) any other circumstance  beyond the reasonable control of Winter
Harbor  or Red Cube  shall  exist  that  would  prevent  either  Closing  or the satisfaction  of any of the  conditions  precedent to the  obligations of either party set forth in this  Agreement,  then Winter  Harbor or Red Cube may, at its option,  postpone the date on which the First  Closing is required to take place until such date,  to be set by the  postponing  party on at least five  Business
Days'  written  notice to the other  party,  as soon as  practicable  after such judgment,  decree,  or order  ceases to be in effect,  such  other  circumstance ceases to exist,  or such conditions have been satisfied or are capable of being
satisfied  concurrently  with  the  First  Closing;   provided,   however,  that
postponement  of the date on which the First  Closing is  required to take place shall not restrict the exercise by either party of its rights under  Section 9.1 or Section 9.2, as applicable.

                                       17

         (b) First Closing Place. The First Closing shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or any other place that is agreed upon by Red Cube and Winter Harbor.

         7.2  Deliveries by Winter Harbor.  At the First Closing,  Winter Harbor
shall deliver to Red Cube:

         (a)  certificates  representing  the First Closing  Securities  (to the
extent  such   Securities  are   certificated),   together  with  duly  executed
assignments  separate  from  certificate  in form and  substance  sufficient  to effectuate  the transfer of the First Closing  Securities to Red Cube,  free and clear of any lien, pledge, or other security interest or encumbrance (other than any restrictions under securities laws and restrictions under this Agreement and the I-Link Shareholders Agreement).

         (b) an opinion of Dow,  Lohnes & Albertson,  counsel to Winter  Harbor, dated as of the  First  Closing  Date,  substantially  in the form of  Exhibit E hereto.

         (c) the  Registration  Rights  Agreement in the form of Exhibit D, duly executed on behalf of Winter Harbor.

         (d)  Option  Agreement  I in the form of Exhibit  B, duly  executed  on behalf of Winter Harbor.

         (e) Option  Agreement  II in the form of C, duly  executed on behalf of
Winter Harbor.

         (f) a  certificate,  dated as of the First  Closing  Date,  executed by
Winter Harbor,  certifying (1) that the representations and warranties of Winter
Harbor  contained in this Agreement are true in all material  respects as of the
First  Closing  Date as though  made on and as of that date and (2) that  Winter
Harbor has in all  material  respects  performed  and  complied  with all of its covenants and  agreements in this Agreement to be performed and complied with on or prior to the First Closing Date.

         (g) an instrument of assignment,  duly executed by Winter Harbor and in a form reasonably  acceptable to Red Cube,  effecting the assignment to Red Cube of  all  of  Winter  Harbor's  right,  title,  and  interest  under  the  I-Link
Shareholders Agreement, to the extent such rights are assignable, except insofar as such rights relate solely to the Second Closing Securities.

         (h) an instrument of assignment,  duly executed by Winter Harbor and in a form reasonably  acceptable to Red Cube,  effecting the assignment to Red Cube of all of Winter  Harbor's  right,  title and  interest  under the  I-Link  Loan
Documents.

         7.3  Deliveries  by Red Cube.  At the  First  Closing,  Red Cube  shall deliver to Winter Harbor:

         (a) the consideration specified in Section 2.2(a).

                                       18

         (b) a certificate,  dated as of the First Closing Date, executed by Red
Cube,  certifying  (1)  that  the  representations  and  warranties  of Red Cube contained in this  Agreement  are true in all material  respects as of the First
Closing  Date as though made on and as of that date and (2) that Red Cube has in all material  respects  performed  and complied  with all of its  covenants  and agreements  in this  Agreement to be performed  and complied with on or prior to the First Closing Date.

         (c) an  opinion of Heierli  Rechtsanwälte,  Swiss  counsel to Red Cube, dated as of the  First  Closing  Date,  substantially  in the form of  Exhibit F hereto.

         (d) an opinion of Sullivan & Cromwell,  U.S. counsel to Red Cube, dated as of the First Closing Date, substantially in the form of Exhibit G hereto.

         (e) the  Registration  Rights  Agreement in the form of Exhibit D, duly executed on behalf of Red Cube.

         (f)  Option  Agreement  I in the form of Exhibit  B, duly  executed  on behalf of Red Cube.

         (g) Option  Agreement  II in the form of Exhibit  C, duly  executed  on behalf of Red Cube.

                                   Article 8

                  Second Closing and Second Closing Deliveries

         8.1 Second Closing.

         (a) Second Closing Date.

             (i) Except as  provided  in  Section  8.1(a)(ii),  or as  otherwise agreed to by Red Cube and Winter Harbor,  the Second Closing shall take place at
10:00 a.m. on the earlier of (A) the fifth  Business Day  following  the date on which ordinary shares of Red Cube commence trading on the SWX New Market and (B)
April 2, 2001.

             (ii) If on the date on which the Second Closing would  otherwise be required  to take place  pursuant  to Section  8.1(a)(i),  (A) there shall be in effect any  judgment,  decree,  or order that would prevent or make unlawful the
Second Closing,  or (B) any other circumstance  beyond the reasonable control of
Winter Harbor or Red Cube shall exist that would  prevent the Second  Closing or the satisfaction of any of the conditions precedent to the obligations of either party set forth in this  Agreement,  then Winter  Harbor or Red Cube may, at its option,  postpone the date on which the Second Closing is required to take place until such date,  to be set by the  postponing  party on at least five  Business
Days'  written  notice to the other  party,  as soon as  practicable  after such judgment,  decree,  or order  ceases to be in effect,  such  other  circumstance ceases to exist,  or such conditions have been satisfied or are capable of being satisfied concurrently with the Second Closing.

                                       19

         (b)  Second  Closing  Place.  The Second  Closing  shall be held at the offices of Sullivan & Cromwell,  125 Broad Street,  New York, New York 10004, or
any other place that is agreed upon by Red Cube and Winter Harbor.

         8.2 Deliveries by Winter Harbor.  At the Second Closing,  Winter Harbor
shall deliver to Red Cube:

         (a)  certificates  representing  the Second Closing  Securities (to the
extent  such   Securities  are   certificated),   together  with  duly  executed
assignments  separate  from  certificate  in form and  substance  sufficient  to effectuate the transfer of the Second Closing  Securities to Red Cube,  free and clear of any lien, pledge, or other security interest or encumbrance (other than any restrictions under securities laws and restrictions under this Agreement and the I-Link Shareholders Agreement).

         (b) a  certificate,  dated as of the Second  Closing Date,  executed by
Winter  Harbor,  certifying  that the  representations  and warranties of Winter
Harbor  contained  in Section  3.1,  Section 3.2 and Section 3.3 (other than the second  sentence  of Section  3.3) are true in all  material  respects as of the
Second  Closing  Date as though made on and as of that date,  except for changes resulting from the consummation of the First Closing.

         (c) an  instrument  of  assignment,  duly  executed  by Winter  Harbor, effecting the assignment to Red Cube of all of Winter  Harbor's rights under the
I-Link Shareholders Agreement, to the extent such rights are assignable, insofar as such rights relate to the Second Closing Securities.

         8.3  Deliveries  by Red Cube.  At the  Second  Closing,  Red Cube shall deliver to Winter Harbor:

         (a) the consideration specified in Section 2.2(d).

         (b) a  certificate,  dated as of the Second  Closing Date,  executed on behalf of Red Cube by an authorized officer, certifying that the representations and  warranties of Red Cube contained in Section 4.1 and Section 4.2 are true in all material  respects as of the Second Closing Date as though made on and as of that date.

                                   Article 9

                                   Termination

         9.1  Termination by Winter Harbor.  This Agreement may be terminated by
Winter Harbor prior to the First Closing,  and the transactions  contemplated by this Agreement abandoned, if Winter Harbor is not then in material default, upon written notice to Red Cube, upon the occurrence of any of the following:

         (a)  Conditions.  If on the date on which the First Closing is to occur any of the conditions precedent to the obligations of Winter Harbor set forth in
Section 6.2 of this  Agreement  has not been  satisfied  or waived in writing by
Winter Harbor.

                                       20

         (b)  Judgments.  If there  shall be in  effect on the date on which the
First Closing is to occur any judgment,  decree,  or order that would prevent or make unlawful either Closing.

         (c) Upset  Date.  If the First  Closing  shall not have  occurred on or prior to October 9, 2000.

         9.2  Termination  by Red Cube.  This Agreement may be terminated by Red
Cube  prior to the First  Closing,  and the  transactions  contemplated  by this
Agreement abandoned,  if Red Cube is not then in material default,  upon written notice to Winter Harbor, upon the occurrence of any of the following:

         (a)  Conditions.  If on the date on which the First Closing is to occur any of the  conditions  precedent  to the  obligations  of Red Cube set forth in
Section 6.1 of this Agreement has not been satisfied or waived in writing by Red
Cube.

         (b)  Judgments.  If there  shall be in  effect on the date on which the
First Closing is to occur any judgment,  decree,  or order that would prevent or make unlawful either Closing.

         (c) Upset  Date.  If the First  Closing  shall not have  occurred on or prior to October 9, 2000.

         9.3  Termination  by Mutual  Consent.  This Agreement may be terminated prior to the First Closing upon the mutual written agreement of the parties.

         9.4 Rights on  Termination.  If this  Agreement is terminated by either party due to any other party's  breach of any provision of this  Agreement,  the terminating party shall have all rights and remedies available at law or equity.

                                   Article 10

                                  Miscellaneous

         10.1 Fees and Expenses.  Each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and  representatives,  and  each  party  shall  be  responsible  for all fees or commissions payable to any finder,  broker,  advisor, or similar Person retained by or on behalf of such party.

         10.2 Notices.  All notices  required or permitted to be given under the provisions  of this  Agreement  shall be in writing  and shall be  addressed  as follows:

                                       21

If to Winter Harbor:                      Winter Harbor, L.L.C.
                                          c/o First Media, L.P.
                                          11400 Skipwith Lane
                                          Potomac, Maryland  20854
                                          Attention:  Ralph W. Hardy, Jr.
                                          Telecopier:  (301) 983-2425

with copies (which shall not
   constitute notice hereunder) to:       Dow, Lohnes & Albertson, PLLC
                                          1200 New Hampshire Avenue, N.W.
                                          Suite 800
                                          Washington, D.C.  20036
                                          Attention:  David D. Wild
                                          Telecopier:  (202) 776-2222

If to Red Cube:                           Red Cube International AG.
                                          Bahnhofstrasse 10 CH-6300 Zug
                                          (Switzerland)
                                          Attention: Niklaus F. Zenger, Chief
                                          Executive Officer
                                          Telecopier:  411-500-5000

with a copy (which shall not
   constitute notice hereunder) to:       Sullivan & Cromwell
                                          125 Broad Street
                                          New York, New York  10004
                                          Attention:  George White
                                          Telecopier:  (212) 558-3588

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing  delivered in accordance  with this Section 10.2.
Any notice shall be deemed to have been given on the day on which it is received
(or, if such day is not a Business Day or if the notice is not  received  during normal  business hours at the place of receipt,  on the next following  Business
Day). A notice  mailed by  registered  or certified  mail,  postage  prepaid and return receipt  requested,  shall be deemed to have been received on the date of receipt shown on the return receipt.

         10.3 Benefit and Binding  Effect.  Neither party hereto may assign this
Agreement  without the prior written consent of the other party.  This Agreement shall be binding  upon and inure to the benefit of the parties  hereto and their respective successors and permitted assigns.

         10.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

         10.5 GOVERNING LAW. This Agreement  shall be governed,  construed,  and enforced in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

                                       22

         10.6 Jurisdiction; Service of Process.

         (a) Any action or  proceeding  seeking to enforce any  provision of, or based on any right arising out of, this agreement must be brought against any of the  parties  in the  courts  of the State of New York.  Each  party (a)  hereby irrevocably  submits to the jurisdiction of the state courts of the State of New
York and to the jurisdiction of any United States District Court in the State of
New York, for the purpose of any suit,  action, or other proceeding  arising out of or based upon this  agreement  or the subject  matter  hereof  brought by any party or its  successors  or assigns  and (b) hereby  waives,  and agrees not to assert, by way of motion, as a defense, or otherwise,  in any such suit, action, or proceeding,  any claim that it is not subject  personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution,  that the suit, action or proceeding is brought in an inconvenient forum,  that the venue of the suit,  action,  or  proceeding is improper or that this  agreement or the subject  matter  hereof may not be enforced in or by such court,  and (c) hereby  waives and agrees not to seek any review by any court of any other  jurisdiction  that may be called upon to grant an  enforcement of the judgment of any such New York state or federal court.

         (b)  Process  in any  action  or  proceeding  seeking  to  enforce  any provision of, or based on any right arising out of, this agreement may be served on any party  anywhere in the world.  Each party  hereby  consents to service of process by registered mail at the address to which notices are to be given.  Red
Cube further agrees that any service of process,  writ, judgment or other notice of legal  process  shall be deemed and held in every  respect to be  effectively served  upon it in  connection  with  proceedings  in the State of New York,  if delivered to Red Cube,  Inc., a Delaware  corporation,  the offices of which are currently  located  at 75 Broad  Street,  New  York,  NY  10004,  which Red Cube irrevocably  designates and appoints as its authorized  agent for the service of process in the courts in the State of New York.  Winter  Harbor  further  agrees that any service of process,  writ,  judgment or other  notice of legal  process shall be deemed and held in every  respect to be  effectively  served upon it in connection  with  proceedings  in the  State of New  York,  if  delivered  to CT
Corporation  System,  the  offices  of which are  currently  located  at 111 8th
Avenue,  New York, NY 11011,  which Winter  Harbor  irrevocably  designates  and appoints as its authorized agent for the service of process in the courts in the
State of New York.  Nothing  herein shall  affect the right of Winter  Harbor to serve process in any other manner  permitted by applicable law. Red Cube further agrees that final judgment  against it in any such action or proceeding  arising out of or relating to this agreement  shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the  judgment,  a certified  or  exemplified  copy of which shall be  conclusive evidence  of the fact and of the amount of its  liability.  The third and fourth sentences of this paragraph (b) shall terminate and be of no force or effect two years after the Second Closing.

         10.7 Entire  Agreement.  This  Agreement,  the  Schedules  and Exhibits
hereto,  and all certificates and other documents to be delivered by the parties pursuant hereto,  collectively  represent the entire understanding and agreement between Red Cube and Winter  Harbor with  respect to the subject  matter of this
Agreement.  This Agreement  supersedes all prior  negotiations among the parties and cannot be  amended,  supplemented,  or  changed  except by an  agreement  in writing that makes  specific  reference to this  Agreement and that is signed by the party  against  which  enforcement  of any such  amendment,  supplement,  or modification is sought.

                                       23

         10.8 Amendments; Waiver of Compliance; Consents. This Agreement may not
be amended,  altered,  or modified except by a writing signed by both parties to this Agreement.  Except as otherwise provided in this Agreement,  any failure of any of the  parties to comply  with any  obligation,  representation,  warranty, covenant,  agreement, or condition herein may be waived by the party entitled to the  benefits  thereof,  but such  waiver  or  failure  to  insist  upon  strict compliance with such obligation, representation,  warranty, covenant, agreement, or condition  shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in a written instrument signed by the party granting such consent.

         10.9  Counterparts.  This Agreement may be signed in counterparts  with the same  effect  as if the  signature  on each  counterpart  were upon the same instrument.

         10.10  Survival.  All  agreements,   representations,   and  warranties
contained in this  Agreement  shall  survive the  execution and delivery of this
Agreement and the closing of the transactions contemplated hereby.

         10.11 Severability.  If any provision of this Agreement is held invalid
or   unenforceable   by  a  final   determination  of  any  court  of  competent
jurisdiction,  the other provisions of this Agreement shall remain in full force and effect.  If any provision of this Agreement,  or the application  thereof to any person or entity or any  circumstance,  is invalid or  unenforceable,  (a) a suitable and equitable provision shall be substituted therefor in order to carry out,  so far as may be valid and  enforceable,  the intent  and  purpose of such invalid or unenforceable  provision; and (b) the remainder of this Agreement and the application of such provision to other persons,  entities,  or circumstances shall not be affected by such  invalidity  or  unenforceability,  nor shall such invalidity or  unenforceability  affect the validity or  enforceability  of such provision, or the application thereof, in any other jurisdiction.

         10.12 Judgment Currency. This is an international  transaction in which the specification of United States dollars is of the essence,  and such currency shall be the currency of account in all events.  The payment  obligations of Red
Cube  hereunder  shall not be discharged by an amount paid in another  currency, whether  pursuant to a judgment or  otherwise,  to the extent that the amount so paid on  prompt  conversion  to  United  States  dollars  under  normal  banking procedures does not yield the amount of United States dollars then due.

         10.13 Disputed Matters.

         (a) Mediation.  In the event of any dispute between one or more parties to this  Agreement  that arises out of or relates to this  Agreement,  any party involved  in the  dispute  may  elect  to  initiate  mediation  pursuant  to the
Commercial  Mediation  Rules of the  American  Arbitration  Association  (or any
organization  successor  thereto)  ("AAA").  The parties involved in the dispute will  cooperate  with the AAA and  with  one  another  in the  appointment  of a mediator and in scheduling the mediation proceedings. Unless otherwise agreed by the parties involved in the dispute,  the first mediation  session shall be held no later  than  thirty  days after the date of filing the  written  request  for mediation,  and the  memorandum  provided  for  under  Rule 9 of the  Commercial
Mediation  Rules shall be provided to the mediator at least five  Business  Days prior to the  first  mediation  session.  All  offers,  promises,  conduct,  and statements,  whether oral

                                       24

or written,  made in the course of the  mediation by any of the  parties,  their agents,  employees,  experts,  and  attorneys,  and by the  mediator  or any AAA employees,  shall be confidential and  inadmissible for any purposes,  including impeachment,  in any arbitration or other proceeding  involving the parties, but evidence  that is otherwise  admissible  or  discoverable  shall not be rendered inadmissible  or  non-discoverable  as a  result  of its  use in the  mediation.
Mediation  under this Section  10.13(a) may continue after the  commencement  of arbitration  pursuant  to Section  10.13(b)  if the  parties  involved so agree.
Unless  otherwise  agreed by the parties  involved in the dispute,  the mediator shall be disqualified from serving as arbitrator in the case.

         (b)  Arbitration.  If a dispute  between  one or more  parties  to this
Agreement  that  arises  out of or  relates to this  Agreement  is not  resolved through  mediation  pursuant to Section  10.13(a),  then,  at any time more than thirty days after the first mediation session, any party involved in the dispute may initiate  arbitration with respect to the matters  submitted to mediation by giving  notice to that  effect to the other  party or  parties  involved  in the dispute and by filing the notice with the AAA in accordance  with the Commercial
Arbitration  Rules.  Such dispute  shall then be settled by  arbitration  in New
York, New York, in accordance with the Commercial  Arbitration  Rules of the AAA or other rules  agreed to by the parties  involved in the  dispute,  by a single arbitrator,  who shall be selected by the parties  involved in the dispute using the procedures for arbitrator selection of the AAA.

         (c) United States  Arbitration  Act. The parties  acknowledge that this
Agreement evidences a transaction  involving interstate commerce.  Insofar as it applies,  the United States  Arbitration Act shall govern the interpretation of, enforcement  of, and  proceedings  pursuant  to the  arbitration  clause in this
Agreement.  Except insofar as the United States  Arbitration Act applies to such matters,  the  agreement to arbitrate  set forth in this Section  10.13 shall be construed,  and the legal  relations  among the parties  shall be  determined in accordance  with, the substantive  laws of the State of New York as provided for in Section 10.5 of this Agreement.

         (d)  Decision  and Award.  The  arbitrator  shall  render  his  written decision  and award,  including a statement  of reasons upon which such award is based,  within thirty days after the  arbitration  hearing.  The decision of the arbitrator shall be in writing and shall be binding upon the parties involved in the dispute,  final and non-appealable.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in accordance with Section 10.6(a).

         (e)  Exclusivity  of  Arbitration.  Except as provided under the United
States  Arbitration  Act,  no action at law or in equity  based upon any dispute that is subject to arbitration under this Section 10.13 shall be instituted.

         (f) Fees and Expenses. All expenses of any arbitration pursuant to this
Section 10.13,  including fees and expenses of the parties' attorneys,  fees and expenses of the arbitrator,  and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrator,  shall be shared equally by the parties.

         10.14 Assignments; Successors; No Third-Party Rights. Neither party may assign any of its rights and/or  obligations  under this  Agreement to any other party,  and any such attempted

                                       25

assignment  or  transfer  shall be void;  provided,  however,  that Red Cube may assign or transfer any of its rights and/or  obligations under this Agreement to any Affiliate of Red Cube with the prior consent of Winter Harbor, which consent shall not be unreasonably withheld or delayed. This Agreement shall apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted  assigns of the  parties.  Nothing  expressed  or  referred to in this
Agreement  shall be  construed to give any Person other than the parties to this
Agreement any legal or equitable right,  remedy,  or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its  provisions  and  conditions  are for the sole and exclusive  benefit of the parties to this Agreement and their successors and permitted assigns.

                                   Article 11

                                 Indemnification

         11.1  Indemnification  and Payment of Damages by Winter Harbor.  Winter
Harbor agrees to indemnify  and hold  harmless Red Cube and its  representatives
(collectively,  the "Red Cube Indemnified  Persons"),  for, and shall pay to the
Red Cube Indemnified Persons the amount of, any loss,  liability,  claim, damage or  expense  (including  costs  of  investigation  and  defense  and  reasonable attorneys'  fees),  on an actual  after-tax  basis,  whether or not  involving a third-party  claim  (collectively,  "Damages"),  arising or resulting from or in connection with:

         (a) any Breach of any  representation or warranty  (determined  without regard to any materiality  limitation  contained in any such  representation  or warranty), made by Winter Harbor in this Agreement;

         (b) any Breach by Winter Harbor of any covenant or obligation of Winter
Harbor in this  Agreement or any covenant or obligation of Winter Harbor in this
Agreement to be performed or complied with prior to the Closing;

         (c)  any  claim  by any  Person  for  brokerage  or  finder's  fees  or commissions  or similar  payments  based  upon any  agreement  or  understanding alleged to have been made by any such Person  with Winter  Harbor (or any Person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

         11.2  Indemnification  and  Payment of  Damages  by Red Cube.  Red Cube
agrees to indemnify  and hold  harmless  Winter  Harbor and its  representatives
(collectively,  the "Winter Harbor  Indemnified  Persons") for, and shall pay to such Winter Harbor Indemnified Persons the Damages, arising or resulting from or in connection with:

         (a) any Breach of any  representation or warranty  (determined  without regard to any materiality  limitation  contained in any such  representation  or warranty), made by Red Cube in this Agreement;

         (b) any Breach by Red Cube of any covenant or obligation of Red Cube in this Agreement or any covenant or obligation of Red Cube in this Agreement to be performed or complied with prior to the Closing;

                                       26

         (c)  any  claim  by any  Person  for  brokerage  or  finder's  fees  or commissions  or similar  payments  based  upon any  agreement  or  understanding alleged to have been made by any such Person with Red Cube (or any Person acting on its behalf) in connection with any of the  transactions  contemplated by this
Agreement.

                                       27

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                         Winter Harbor, L.L.C.

                         By:   First Media, L.P., its member

                         By:   First Media Corporation, its
                               general partner

                               /s/ Ralph Hardy Jr.
                               Name:  Ralph Hardy Jr.
                               Title: Secretary and Principal Executive Officer

                         Red Cube International AG

                         By:   /s/ Niklaus F. Zenger
                               Name:  Niklaus F. Zenger
                               Title: Chief Executive Officer

                         KPR Finanz-Und Verwaltungs AG

                         By:   /s/ Niklaus F. Zenger
                               Name:  Niklaus F. Zenger
                               Title: Chief Executive Officer

                                       28

                                  Exhibit A to the Securities Purchase Agreement

                                    EXHIBIT A
                                   SECURITIES

         1. First Closing Securities:

         4,400 shares of Series M Preferred Stock

         Promissory  Notes,  in the aggregate  principal  amount of  $7,768,000, dated January 26,  1998,  February 23,  1998,  March 3,  1998,  March 24,  1998,
May 13,  1998, May 29, 1998, and June 8, 1998, together with all rights relating thereto under the I-Link Loan Documents

         Warrants to purchase  800,000  shares of I-Link common stock,  pursuant to a Warrant  Agreement  dated as of June 6,  1997,  between  Winter  Harbor and
Medcross,  Inc., a Florida  corporation and predecessor to I-Link, as amended by a First  Amendment  thereto  dated as of August 18, 1997 and an Agreement  dated as of April 14, 1998, between I-Link and Winter Harbor

         Series A  Warrants  to  purchase  2,500,000  shares  of  I-Link  common stock,  pursuant to a Warrant  Agreement  dated as of October 10, 1997,  between
Winter Harbor and  Medcross,  Inc., a Florida  corporation  and  predecessor  to
I-Link,  as amended by an Agreement  dated as of April 14, 1998,  between I-Link and Winter Harbor

         Series B  Warrants  to  purchase  2,500,000  shares  of  I-Link  common stock,  pursuant to a Warrant  Agreement  dated as of October 10, 1997,  between
Winter Harbor and  Medcross,  Inc., a Florida  corporation  and  predecessor  to
I-Link,  as amended by an Agreement  dated as of April 14, 1998,  between I-Link and Winter Harbor

         Series C  Warrants  to  purchase  5,000,000  shares  of  I-Link  common stock,  pursuant to a Warrant  Agreement  dated as of October 10, 1997,  between
Winter Harbor and  Medcross,  Inc., a Florida  corporation  and  predecessor  to
I-Link,  as amended by an Agreement  dated as of April 14, 1998,  between I-Link and Winter Harbor

         Series K  Warrants  to  purchase  8,000,000  shares  of  I-Link  common stock,  pursuant to a Series K Warrant  Agreement  dated as of January 15, 1999, between Winter Harbor and I-Link

         2. Second Closing Securities:

         14,404 shares Series N Preferred Stock

         Series D  Warrants  to  purchase  1,734,000  shares  of  I-Link  common stock,  pursuant to a Series D, E, F, G, H, I and J Warrant  Agreement  dated as of January 15, 1999, between Winter Harbor and I-Link

                                      A-1

         Series E Warrants to purchase  953,500  shares of I-Link  common stock, pursuant  to a  Series  D, E, F, G, H, I and J  Warrant  Agreement  dated  as of
January 15, 1999, between Winter Harbor and I-Link

         Series F  Warrants  to  purchase  1,229,000  shares  of  I-Link  common stock,  pursuant to a Series D, E, F, G, H, I and J Warrant  Agreement  dated as of January 15, 1999, between Winter Harbor and I-Link

         Series G  Warrants  to  purchase  1,083,500  shares  of  I-Link  common stock,  pursuant to a Series D, E, F, G, H, I and J Warrant  Agreement  dated as of January 15, 1999, between Winter Harbor and I-Link

         Series H Warrants to purchase  609,000  shares of I-Link  common stock, pursuant  to a  Series  D, E, F, G, H, I and J  Warrant  Agreement  dated  as of
January 15, 1999, between Winter Harbor and I-Link

         Series I Warrants to purchase  475,020  shares of I-Link  common stock, pursuant  to a  Series  D, E, F, G, H, I and J  Warrant  Agreement  dated  as of
January 15, 1999, between Winter Harbor and I-Link

         Series J Warrants to purchase  655,980  shares of I-Link  common stock, pursuant  to a  Series  D, E, F, G, H, I and J  Warrant  Agreement  dated  as of
January 15, 1999, between Winter Harbor and I-Link

         Series K  Warrants  to  purchase  3,000,000  shares  of  I-Link  common stock,  pursuant to a Series K Warrant  Agreement  dated as of January 15, 1999, between Winter Harbor and I-Link

                                      A-2

                                  Exhibit B to the Securities Purchase Agreement

                          [Form OF OPTION AGREEMENT I]

         STOCK OPTION AGREEMENT, dated as of [Date of First Closing] August ~,
2000 (this "Agreement"), between Red Cube International AG, an
Aktiengesellschaft organized under the laws of Switzerland ("Issuer"), and
Winter Harbor L.L.C., a Delaware limited liability company (including any assigns under the terms of Section 15 hereof, "Grantee").

                                    RECITALS

         WHEREAS Issuer, Grantee, and KPR Finanz-Und Verwaltungs AG, an
Aktiengesellschaft organized under the laws of Switzerland, have entered into a Securities Purchase Agreement, dated as of August ~, 2000 (the "Securities
Purchase Agreement"), pursuant to which Grantee has sold to Issuer all securities of I-Link Incorporated, a Florida corporation, listed on Exhibit A to the Securities Purchase Agreement; and

         WHEREAS as a condition and inducement to Grantee's entering into the
Securities Purchase Agreement and in partial consideration for the sale of securities thereunder, Issuer has agreed to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Securities Purchase
Agreement, the parties hereto agree as follows:

         Capitalized Terms.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Securities
Purchase Agreement.

         1. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 52,499 fully paid and non-assessable shares ("Option Shares") of Issuer's ordinary shares ("the Ordinary Shares") in Swiss francs at a price per share equal to $190.48 multiplied by the Swiss frank to United States dollar exchange rate as published in the Neue Zuriche Zeitung on the First Closing Date (subject to adjustment in accordance with Section 13, the "Option Price");

         2. Exercise; Termination. Grantee may exercise the Option, in whole or in part (but if such exercise is in part, then it shall be for no less than
1,000 Ordinary Shares of the Issuer), by giving a written notice thereof as provided in Section 4 at any time and from time to time. The Option shall terminate upon the tenth anniversary of the date hereof.

                                      B-1

         3. Notice of Exercise by Grantee; Closing. If Grantee shall be entitled to then, each and every time it wishes to exercise the Option, it shall send to
Issuer a written notice (an "Exercise Notice" and the date of which is referred to herein as the "Notice Date") specifying (i) the total amount payable to
Issuer on the exercise of the Option in respect of the Option Shares and (ii) a date (the "Closing Date" with respect to each exercise of the Option) not earlier than five Business Days nor later than 20 Business Days from the Notice
Date for the closing of such purchase (the "Closing" with respect to each exercise of the Option); provided, that if a filing, prior notification, to or application for approval of any regulatory authority in the U.S., Europe or elsewhere is required in connection with such purchase, Grantee and Issuer, as required, promptly after the giving of the Exercise Notice shall file any and all required notices, applications or other documents necessary for approval and shall expeditiously process the same and in such event the period of time referred to in clause (ii) shall commence on the date on which Grantee furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification periods shall have expired or been terminated and all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of Grantee and the Issuer agrees to use its best reasonable efforts to cooperate with and provide information to Issuer or Grantee, as the case may be, with respect to any required filing, notice or application for approval to such regulatory authority.

         4. Payment of Purchase Price. At each Closing, Grantee shall pay to
Issuer the aggregate Option Price for the Option Shares to be purchased at such
Closing in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         Delivery of Issuer's Ordinary Shares. At each Closing, Issuer shall deliver to Grantee in Zurich, Switzerland, or if the Grantee is not willing or able to accept such delivery in Zurich, Switzerland then to the Grantee's appointed depositary, agent or custodian located in Zurich, Switzerland (only if such appointment is in writing) a certificate or certificates representing the number of Option Shares purchased by Grantee at such Closing. If at the time of issuance of the Option Shares hereunder, Issuer shall have issued any rights or other securities which are attached to or otherwise associated with its Option
Shares that apply to the class of securities as a whole to which Option Shares belong, then each Option Share shall also represent such rights or other securities with terms substantially the same as, and at least as favorable to
Grantee as, are provided under any shareholder rights agreement or similar agreement of Issuer then in effect.

         5. Conditions to Issuer's Obligation to Deliver the Ordinary Shares.

         The obligation of the Issuer to deliver the Option Shares pursuant to
Section 6 is subject to Grantee's option prior to such delivery of each of the following conditions:

         (a) the Option Price must have been fully paid by Grantee;

                                      B-2

         (b) the Grantee shall have produced evidence that it has paid all taxes and fees required to be paid by the Grantee under Section 9 of this Agreement;
and

         (c) if the Closing occurs within six months following the Issuer's initial public offering, the Grantee shall have entered into and be subject to the terms of the Pool Contract substantially in the form of Exhibit A attached hereto (the "Pool Contract"), which agreement in any event shall be no more restrictive than the agreements entered into by the other shareholders of Red
Cube as of the date hereof.

         Resale Restriction. The Grantee will not sell or transfer any Option
Shares or other securities acquired by Grantee upon exercise of the Option except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempt from registration under the Securities Act. Each certificate for Ordinary Shares delivered at the Closing may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and
Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act.  In addition, such certificate or certificates shall bear any other legend as may be required by applicable law.

         Ownership of Record; Expenses. Upon each Closing the Issuer shall record the acquisition of the Option Shares purchased at such Closing to its share register and thereafter Grantee shall be deemed to be the holder of record of the Options Shares issuable upon such exercise. Grantee shall pay all taxes and other expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates in the name of any person other than
Grantee. Issuer shall pay all other expenses associated with any such exercise.

         Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

         (a) not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer; and

                                      B-3

         (b) promptly after the date hereof to take all actions as may from time to time be required in the event that prior filing with, notification to or approval of any other regulatory authority in the U.S., Switzerland or elsewhere is necessary before the Option may be exercised, cooperating fully with Grantee in preparing and processing the required filings, notices or applications in order to permit Grantee to exercise the Option, to purchase Option Shares pursuant to such exercise.

         Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Shares Reserved for Issuance; Capital Stock. The Option Shares
issuable in accordance with the terms of this Agreement have been duly reserved for issuance by Issuer and upon any issuance of such shares in accordance with the terms hereof, such Option Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be delivered free and clear of any lien, pledge, security interest, claim or other encumbrance (other than those created by this Agreement) and not subject to any preemptive rights.

         (b) Corporate Authority. Issuer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of
Issuer, and, assuming the due authorization, execution and delivery of this
Agreement by Grantee, this Agreement constitutes a valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) Absence of Conflicting Agreements; Consents. To the knowledge of
Issuer, the execution, delivery, and performance by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of any corporate organizational documents of Issuer, each as currently in effect; (c)
will not conflict with, result in a breach of, or constitute a default under any
Legal Requirement; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Issuer is a party or by which
Issuer may be bound.

                                      B-4

         Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement have been duly authorized by all necessary limited liability company action on the part of Grantee, and, assuming the due authorization, execution and delivery of this Agreement by Issuer, constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Adjustments. In the event of any change in the securities constituting the Option Shares by reason of stock dividends, splits, combinations, subdivisions or reclassifications, mergers, recapitalizations, extraordinary dividends or distributions, exchanges of shares or the like, the type and number of Option Shares purchasable upon exercise of the Option and the Option Price per Option Share as applicable, shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) Grantee shall be entitled to receive upon exercise of the Option the number and class of shares, other securities, property or cash that Grantee would have received in respect of the remaining number of Option Shares purchasable upon exercise of the Option if the Option had been exercised and such Option Shares had been issued to Grantee immediately prior to such event or the record date therefor, as applicable.

         Registration Rights. Any registration rights with regard to the Option
Shares shall be determined pursuant to a Registration Rights Agreement substantially in the form of Exhibit 4 to the Securities Purchase Agreement.

         Assignment. This Agreement and all rights hereunder are transferable, in whole or in part, by the Grantee, only upon the prior written agreement of any such transferee to assume Grantee's obligations under this Agreement.

         Filings; Other Actions. Each of Grantee and Issuer will use its best efforts to make all filings with, notices to and applications for approval of, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this
Agreement.

         Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be specifically enforceable through injunctive or other equitable relief.

                                      B-5

         Severability; Etc. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision unless the substitution of such provision would materially frustrate the express intent and purposes of this Agreement, and (b) the remainder of this
Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If for any reason a court or regulatory agency determines that Grantee is not permitted to acquire pursuant to this Agreement the full number of Option Shares provided in Section 2 hereof (as adjusted pursuant to Section 13 hereof) , it is the express intention of Issuer to allow Grantee to acquire such lesser number of
Option Shares as may be permissible, without any amendment or modification hereof.

         Notices. All notices required or permitted to be given under the provisions of this Agreement shall be in writing and shall be addressed as follows:

If to Grantee:                                     Winter Harbor, L.L.C.
                                                   c/o First Media, L.P.
                                                   11400 Skipwith Lane
                                                   Potomac, Maryland  20854
                                                   Attention:  Ralph W. Hardy, Jr.
                                                   Telecopier:  (301) 983-2425

with copies (which shall not                       Dow, Lohnes & Albertson, PLLC
 constitute notice hereunder) to:                  1200 New Hampshire Avenue, N.W.
                                                   Suite 800
                                                   Washington, D.C.  20036
                                                   Attention:  David D. Wild
                                                   Telecopier:  (202) 776-2222

If to Issuer:                                      Red Cube International AG.
                                                   Bahnhofstrasse 10 CH-6300 Zug (Switzerland)
                                                   Attention: Niklaus F. Zenger, Chief Executive
                                                   Officer
                                                   Telecopier:  411-500-5000

with a copy (which shall not constitute notice     Sullivan & Cromwell
hereunder) to:                                     125 Broad StreetNew York, New York  10004
                                                   Attention:  George White
                                                   Telecopier:  (212) 558-3588

                                      B-6

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section
19. Any notice shall be deemed to have been given on the day on which it is received  (or, if such day is not a Business Day or if the notice is not received during normal business hours at the place of receipt, on the next following Business Day). A notice mailed by registered or certified mail, postage prepaid and return receipt requested, shall be deemed to have been received on the date of receipt shown on the return receipt.

         Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of Switzerland and any disputes arising under or in connection with it, shall exclusively be resolved by the courts of
Zurich, Switzerland.

         Expenses. Except as otherwise expressly provided herein or in the
Securities Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         Entire Agreement, Etc. This Agreement and the Securities Purchase
Agreement (including any exhibits thereto), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies hereunder.

                                      B-7

IN WITNESS WHEREOF, Winter Harbor and Red Cube have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                             Winter Harbor, L.L.C.

                                             By:  First Media, L.P., its member

                                             By:  First Media Corporation, its
                                                  general partner

                                                  -----------------------------
                                                  Name:
                                                  Title:

                                             Red Cube International AG

                                                  -----------------------------
                                                  Name:
                                                  Title:

                                      B-8

                                                 Exhibit A to Option Agreement I

                             [Form of Pool Contract]

Winter Harbor L.L.C., c/o First Media, L.P. 11400 Skipwith Lane, Potomac,
Maryland 20854

         "Obligee"

and

KPR Finanz- und Verwaltungs AG, c/o Marks Dudler Baarestraasse 104, CH-6300 Zug

         "Beneficiary"

agree as follows:

Preamble
The Beneficiary is shareholder of Red Cube International AG, Bahnhofstrasse
10, 6300 Zug, Switzerland (former CyberOffice International AG, Grafenauweg 6,
6300 Zug, hereinafter referred to as "Red Cube").  The Obligee has acquired shares (in words, "shares") in Red Cube pursuant to the Option Agreement.
These and all other Red Cube shares of the Obligee shall be included by this
Agreement.

1. Preemptive Right
The Beneficiary has a preemptive right to the shares described in the
Preamble.  Accordingly, should the shares be sold, either singly or totally, the Beneficiary shall then have the right to enter into the contract under the same conditions as freely stipulated between the Obligee and the third party.
Should the Beneficiary not enter into the contract, then the Obligee must bind the buyer to the same conditions as the Obligee has under this Pool Contract.

Every further transfer of the shares be it with or without remuneration, which is not considered a sale, such as, but not limited to, gifts, exchange deals, or similar contracts, but excluding transfers to "Affiliates" as defined in the Securities Purchase Agreement, dated as of August ~, 2000 between the
Obligee, Red Cube and Beneficiary, to be offered to the Beneficiary at cost, including the usual interest.

Should the Obligee not apply for all of the shares available to him when the share capital is increased, then the Beneficiary is entitled to the Obligee's subscription right free of charge.

The Obligee is obliged to inform the Beneficiary of each of the previously named rights within five working days and the Beneficiary has to state within five further working days whether it wishes to exercise the right in question.  All statements to Beneficiary must be timely received by Beat
Marfurt, Notary, Spitalgasse 9, CH-3001 Bern, Tel. +41 31 311 29 03, Fax +41
31 311 29 66.

                                      B-9

2. Shareholder Votes
The Obligee shall cast his votes according to the Beneficiary's instructions and herewith transfers his voting rights to the Beneficiary.  If needed the
Obligee shall authorise formally and expressively the Beneficiary to vote on the Obligee's behalf.

On first demand the Obligee shall agree to all legal steps necessary for voting (e.g. agree to release the shares from the deposit for voting).

3. Lock-Up in the case of an IPO
In the case of the IPO of Red Cube, the Obligee agrees to adhere to the so-called Lock-up rules of the concerned stock exchange (e.g. sale restrictions during a certain period of time, not to extend beyond the duration of this Pool Contract) and those of the emitting bank (i.e.
underwriters) as well as those of Red Cube and to facilitate establishing this as necessary (providing statements, deposits, etc.) on first demand.  If Red
Cube shares must be deposited with the emitting bank for the duration of the
Lock-up, then the Obligee shall deliver his shares within 10 days to such deposit.

Notwithstanding the above-mentioned, Red Cube and the emitting bank can in compliance with the relevant stock exchange rules allow previous shareholders
(including the Obligee) to sell their stock at or after the IPO, provided that each shareholder shall enjoy the same rights.

If instead of the IPO a sale by KPR or Family Zenger of all their shares in
Red Cube without simultaneous IPO would take place (a Trade Sale), the
Beneficiary is entitled and obliged to sell the shares of the Obligee with the same conditions as his own.  For such purpose the Obligee shall agree to all legal steps necessary on first demand.

4. Duration
This Pool Contract and all arrangements (lock-ups, deposits, etc.) pursuant to the Pool Contract, shall terminate no later than six months following the IPO of Red Cube.

5. Change of share capital
All of the above-mentioned, in particular the preemptive right and shareholder voting stipulation, automatically apply to any acquisition of the shares stated in the preamble and in particular to the acquisition of shares resulting from an increase in share capital.

6. Facsimile Signature
The parties agree that a facsimile signature is equally authentic to the original signature.

7. Applicable Law and Jurisdiction
Swiss Law shall apply to this Shareholder Agreement.  Any suit arising under this Shareholder Agreement will only be brought in the courts of Zurich,
Switzerland.

                                      B-10

 ...................                         ...............................
(place and date)                            (Obligee)

 ...................                         ...............................
(place and date)                            (Beneficiary - KPR)

                                      B-11

                                  Exhibit C to the Securities Purchase Agreement

                         [FORM OF OPTION AGREEMENT II]

         STOCK OPTION AGREEMENT, dated as of [Date of First Closing] August ~,
2000 (this "Agreement"), between Red Cube International AG, an
Aktiengesellschaft organized under the laws of Switzerland ("Issuer"), and
Winter Harbor L.L.C., a Delaware limited liability company (including any assigns under the terms of Section 15 hereof, "Grantee").

                                    RECITALS

         WHEREAS Issuer, Grantee, and KPR Finanz-Und Verwaltungs AG, an
Aktiengesellschaft organized under the laws of Switzerland, have entered into a Securities Purchase Agreement, dated as of August ~, 2000 (the "Securities
Purchase Agreement"), pursuant to which Grantee has sold to Issuer all securities of I-Link Incorporated, a Florida corporation, listed on Exhibit A to the Securities Purchase Agreement; and

         WHEREAS as a condition and inducement to Grantee's entering into the
Securities Purchase Agreement and in partial consideration for the sale of securities thereunder, Issuer has agreed to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Securities Purchase
Agreement, the parties hereto agree as follows:

         1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase
Agreement.

         2. The Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 58,333 fully paid and non-assessable shares ("Option Shares") of Issuer's ordinary shares ("the Ordinary Shares") in Swiss francs at a price per share equal to $171.43 multiplied by the Swiss frank to United States dollar exchange rate as published in the Neue Zuriche Zeitung on the First Closing Date (subject to adjustment in accordance with Section 13, the "Option Price");

         3. Exercise; Termination. Grantee may exercise the Option, in whole or in part (but if such exercise is in part, then it shall be for no less than
1,000 Ordinary Shares of the Issuer), by giving a written notice thereof as provided in Section 4 at any time and from time to time. The Option shall terminate upon the tenth anniversary of the date hereof.

                                      C-1

         4. Notice of Exercise by Grantee; Closing. If Grantee shall be entitled to then, each and every time it wishes to exercise the Option, it shall send to
Issuer a written notice (an "Exercise Notice" and the date of which is referred to herein as the "Notice Date") specifying (i) the total amount payable to
Issuer on the exercise of the Option in respect of the Option Shares and (ii) a date (the "Closing Date" with respect to each exercise of the Option) not earlier than five Business Days nor later than 20 Business Days from the Notice
Date for the closing of such purchase (the "Closing" with respect to each exercise of the Option); provided, that if a filing, prior notification, to or application for approval of any regulatory authority in the U.S., Europe or elsewhere is required in connection with such purchase, Grantee and Issuer, as required, promptly after the giving of the Exercise Notice shall file any and all required notices, applications or other documents necessary for approval and shall expeditiously process the same and in such event the period of time referred to in clause (ii) shall commence on the date on which Grantee furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification periods shall have expired or been terminated and all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of Grantee and the Issuer agrees to use its best reasonable efforts to cooperate with and provide information to Issuer or Grantee, as the case may be, with respect to any required filing, notice or application for approval to such regulatory authority.

         5. Payment of Purchase Price. At each Closing, Grantee shall pay to
Issuer the aggregate Option Price for the Option Shares to be purchased at such
Closing in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         6. Delivery of Issuer's Ordinary Shares. At each Closing, Issuer shall deliver to Grantee in Zurich, Switzerland, or if the Grantee is not willing or able to accept such delivery in Zurich, Switzerland then to the Grantee's appointed depositary, agent or custodian located in Zurich, Switzerland (only if such appointment is in writing) a certificate or certificates representing the number of Option Shares purchased by Grantee at such Closing. If at the time of issuance of the Option Shares hereunder, Issuer shall have issued any rights or other securities which are attached to or otherwise associated with its Option
Shares that apply to the class of securities as a whole to which Option Shares belong, then each Option Share shall also represent such rights or other securities with terms substantially the same as, and at least as favorable to
Grantee as, are provided under any shareholder rights agreement or similar agreement of Issuer then in effect.

         7. Conditions to Issuer's Obligation to Deliver the Ordinary Shares.

         The obligation of the Issuer to deliver the Option Shares pursuant to
Section 6 is subject to Grantee's option prior to such delivery of each of the following conditions:

         (a) the Option Price must have been fully paid by Grantee;

                                      C-2

         (b) the Grantee shall have produced evidence that it has paid all taxes and fees required to be paid by the Grantee under Section 9 of this Agreement;
and

         (c) if the Closing occurs within six months following the Issuer's initial public offering, the Grantee shall have entered into and be subject to the terms of the Pool Contract substantially in the form of Exhibit A attached hereto (the "Pool Contract"), which agreement in any event shall be no more restrictive than the agreements entered into by the other shareholders of Red
Cube as of the date hereof.

         8. Resale Restriction. The Grantee will not sell or transfer any Option
Shares or other securities acquired by Grantee upon exercise of the Option except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or in a transaction exempt from registration under the Securities Act. Each certificate for Ordinary Shares delivered at the Closing may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and
Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act.  In addition, such certificate or certificates shall bear any other legend as may be required by applicable law.

         9. Ownership of Record; Expenses. Upon each Closing the Issuer shall record the acquisition of the Option Shares purchased at such Closing to its share register and thereafter Grantee shall be deemed to be the holder of record of the Options Shares issuable upon such exercise. Grantee shall pay all taxes and other expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates in the name of any person other than
Grantee. Issuer shall pay all other expenses associated with any such exercise.

         10. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

         (a) not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer; and

                                      C-3

         (b) promptly after the date hereof to take all actions as may from time to time be required in the event that prior filing with, notification to or approval of any other regulatory authority in the U.S., Switzerland or elsewhere is necessary before the Option may be exercised, cooperating fully with Grantee in preparing and processing the required filings, notices or applications in order to permit Grantee to exercise the Option, to purchase Option Shares pursuant to such exercise.

         11. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Shares Reserved for Issuance; Capital Stock. The Option Shares
issuable in accordance with the terms of this Agreement have been duly reserved for issuance by Issuer and upon any issuance of such shares in accordance with the terms hereof, such Option Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be delivered free and clear of any lien, pledge, security interest, claim or other encumbrance (other than those created by this Agreement) and not subject to any preemptive rights.

         (b) Corporate Authority. Issuer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of
Issuer, and, assuming the due authorization, execution and delivery of this
Agreement by Grantee, this Agreement constitutes a valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) Absence of Conflicting Agreements; Consents. To the knowledge of
Issuer, the execution, delivery, and performance by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of any corporate organizational documents of Issuer, each as currently in effect; (c)
will not conflict with, result in a breach of, or constitute a default under any
Legal Requirement; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Issuer is a party or by which
Issuer may be bound.

                                      C-4

         12. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement have been duly authorized by all necessary limited liability company action on the part of Grantee, and, assuming the due authorization, execution and delivery of this Agreement by
Issuer, constitutes a valid and binding agreement of Grantee enforceable against
Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         13. Adjustments. In the event of any change in the securities constituting the Option Shares by reason of stock dividends, splits, combinations, subdivisions or reclassifications, mergers, recapitalizations, extraordinary dividends or distributions, exchanges of shares or the like, the type and number of Option Shares purchasable upon exercise of the Option and the
Option Price per Option Share as applicable, shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) Grantee shall be entitled to receive upon exercise of the Option the number and class of shares, other securities, property or cash that Grantee would have received in respect of the remaining number of Option
Shares purchasable upon exercise of the Option if the Option had been exercised and such Option Shares had been issued to Grantee immediately prior to such event or the record date therefor, as applicable.

         14. Registration Rights. Any registration rights with regard to the
Option Shares shall be determined pursuant to a Registration Rights Agreement substantially in the form of Exhibit 4 to the Securities Purchase Agreement.

         15. Assignment. This Agreement and all rights hereunder are transferable, in whole or in part, by the Grantee, only upon the prior written agreement of any such transferee to assume Grantee's obligations under this
Agreement.

         16. Filings; Other Actions. Each of Grantee and Issuer will use its best efforts to make all filings with, notices to and applications for approval of, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this
Agreement.

         17. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be specifically enforceable through injunctive or other equitable relief.

                                      C-5

         18. Severability; Etc. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision unless the substitution of such provision would materially frustrate the express intent and purposes of this Agreement, and (b) the remainder of this
Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If for any reason a court or regulatory agency determines that Grantee is not permitted to acquire pursuant to this Agreement the full number of Option Shares provided in Section 2 hereof (as adjusted pursuant to Section 13 hereof) , it is the express intention of Issuer to allow Grantee to acquire such lesser number of
Option Shares as may be permissible, without any amendment or modification hereof.

         19. Notices. All notices required or permitted to be given under the provisions of this Agreement shall be in writing and shall be addressed as follows:

If to Grantee:                                     Winter Harbor, L.L.C.
                                                   c/o First Media, L.P.
                                                   11400 Skipwith Lane
                                                   Potomac, Maryland  20854
                                                   Attention:  Ralph W. Hardy, Jr.
                                                   Telecopier:  (301) 983-2425

with copies (which shall not                       Dow, Lohnes & Albertson, PLLC
 constitute notice hereunder) to:                  1200 New Hampshire Avenue, N.W.
                                                   Suite 800
                                                   Washington, D.C.  20036
                                                   Attention:  David D. Wild
                                                   Telecopier:  (202) 776-2222

If to Issuer:                                      Red Cube International AG.
                                                   Bahnhofstrasse 10 CH-6300 Zug (Switzerland)
                                                   Attention: Niklaus F. Zenger, Chief Executive
                                                   Officer
                                                   Telecopier:  411-500-5000

with a copy (which shall not constitute notice     Sullivan & Cromwell
hereunder) to:                                     125 Broad StreetNew York, New York  10004
                                                   Attention:  George White
                                                   Telecopier:  (212) 558-3588

                                      C-6

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section
19. Any notice shall be deemed to have been given on the day on which it is received  (or, if such day is not a Business Day or if the notice is not received during normal business hours at the place of receipt, on the next following Business Day). A notice mailed by registered or certified mail, postage prepaid and return receipt requested, shall be deemed to have been received on the date of receipt shown on the return receipt.

         20. Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of Switzerland and any disputes arising under or in connection with it, shall exclusively be resolved by the courts of
Zurich, Switzerland.

         21. Expenses. Except as otherwise expressly provided herein or in the
Securities Purchase Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense.

         22. Entire Agreement, Etc. This Agreement and the Securities Purchase
Agreement (including any exhibits thereto), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies hereunder.

                                      C-7

IN WITNESS WHEREOF, Winter Harbor and Red Cube have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                           Winter Harbor, L.L.C.

                                           By:  First Media, L.P., its member

                                           By:  First Media Corporation, its
                                                general partner

                                                Name:
                                                Title:

                                           Red Cube International AG

                                                Name:
                                                Title:

                                      C-8

                                                Exhibit A to Option Agreement II

                             [Form of Pool Contract]

Winter Harbor L.L.C., c/o First Media, L.P. 11400 Skipwith Lane, Potomac,
Maryland 20854

         "Obligee"

and

KPR Finanz- und Verwaltungs AG, c/o Marks Dudler Baarestraasse 104, CH-6300 Zug

         "Beneficiary"

agree as follows:

Preamble
The Beneficiary is shareholder of Red Cube International AG, Bahnhofstrasse
10, 6300 Zug, Switzerland (former CyberOffice International AG, Grafenauweg 6,
6300 Zug, hereinafter referred to as "Red Cube").  The Obligee has acquired shares (in words, "shares") in Red Cube pursuant to the Option Agreement.
These and all other Red Cube shares of the Obligee shall be included by this
Agreement.

8. Preemptive Right
The Beneficiary has a preemptive right to the shares described in the
Preamble.  Accordingly, should the shares be sold, either singly or totally, the Beneficiary shall then have the right to enter into the contract under the same conditions as freely stipulated between the Obligee and the third party.
Should the Beneficiary not enter into the contract, then the Obligee must bind the buyer to the same conditions as the Obligee has under this Pool Contract.

Every further transfer of the shares be it with or without remuneration, which is not considered a sale, such as, but not limited to, gifts, exchange deals, or similar contracts, but excluding transfers to "Affiliates" as defined in the Securities Purchase Agreement, dated as of August ~, 2000 between the
Obligee, Red Cube and Beneficiary, to be offered to the Beneficiary at cost, including the usual interest.

Should the Obligee not apply for all of the shares available to him when the share capital is increased, then the Beneficiary is entitled to the Obligee's subscription right free of charge.

The Obligee is obliged to inform the Beneficiary of each of the previously named rights within five working days and the Beneficiary has to state within five further working days whether it wishes to exercise the right in question.  All statements to Beneficiary must be timely received by Beat
Marfurt, Notary, Spitalgasse 9, CH-3001 Bern, Tel. +41 31 311 29 03, Fax +41
31 311 29 66.

                                      C-9

9. Shareholder Votes
The Obligee shall cast his votes according to the Beneficiary's instructions and herewith transfers his voting rights to the Beneficiary.  If needed the
Obligee shall authorise formally and expressively the Beneficiary to vote on the Obligee's behalf.

On first demand the Obligee shall agree to all legal steps necessary for voting (e.g. agree to release the shares from the deposit for voting).

10. Lock-Up in the case of an IPO
In the case of the IPO of Red Cube, the Obligee agrees to adhere to the so-called Lock-up rules of the concerned stock exchange (e.g. sale restrictions during a certain period of time, not to extend beyond the duration of this Pool Contract) and those of the emitting bank (i.e.
underwriters) as well as those of Red Cube and to facilitate establishing this as necessary (providing statements, deposits, etc.) on first demand.  If Red
Cube shares must be deposited with the emitting bank for the duration of the
Lock-up, then the Obligee shall deliver his shares within 10 days to such deposit.

Notwithstanding the above-mentioned, Red Cube and the emitting bank can in compliance with the relevant stock exchange rules allow previous shareholders
(including the Obligee) to sell their stock at or after the IPO, provided that each shareholder shall enjoy the same rights.

If instead of the IPO a sale by KPR or Family Zenger of all their shares in
Red Cube without simultaneous IPO would take place (a Trade Sale), the
Beneficiary is entitled and obliged to sell the shares of the Obligee with the same conditions as his own.  For such purpose the Obligee shall agree to all legal steps necessary on first demand

11. Duration
This Pool Contract and all arrangements (lock-ups, deposits, etc.) pursuant to the Pool Contract, shall terminate no later than six months following the IPO of Red Cube.

12. Change of share capital
All of the above-mentioned, in particular the preemptive right and shareholder voting stipulation, automatically apply to any acquisition of the shares stated in the preamble and in particular to the acquisition of shares resulting from an increase in share capital.

13. Facsimile Signature
The parties agree that a facsimile signature is equally authentic to the original signature.

14. Applicable Law and Jurisdiction
Swiss Law shall apply to this Shareholder Agreement.  Any suit arising under this Shareholder Agreement will only be brought in the courts of Zurich,
Switzerland.

                                      C-10

 ...................                         ...............................
(place and date)                            (Obligee)

 ...................                         ...............................
(place and date)                            (Beneficiary - KPR)

                                      C-11

                                  Exhibit D to the Securities Purchase Agreement

               [FORM OF INCIDENTAL REGISTRATION RIGHTS AGREEMENT]

         REGISTRATION  RIGHTS AGREEMENT (the "Agreement"),  dated as of [Date of
First Closing],  by and between Red Cube  International  AG, a Swiss corporation
(the  "Company"),  and  Winter  Harbor,  L.L.C.  (the  "Stockholder").

         1. Recitals.

         WHEREAS,  pursuant to a Securities  Purchase  Agreement  dated as of o,
2000 by and among the Stockholder, the Company and KPR Finanz-Und Verwaltungs AG
(the "Securities Purchase  Agreement"),  the Company has granted the Stockholder on the date hereof an option to purchase from the Company 52,499 ordinary shares of the Company  subject to  adjustment in  accordance  with an Option  Agreement dated the date hereof ("Option  Agreement I") and has granted the Stockholder on the date hereof an option to purchase from the Company 58,333 ordinary shares of the Company subject to adjustment in accordance  with a second Option  Agreement dated the date hereof ("Option Agreement II"); and

         WHEREAS,  the  execution of this  Agreement by the parties  hereto is a condition  to the  obligation  of the  parties to  consummate  the  transactions contemplated by the Securities Purchase Agreement;

         NOW,  THEREFORE,  in consideration of the mutual covenants set forth in this Agreement and in the Securities  Purchase  Agreement,  the parties agree as follows:

         2. Registration.

             2.1 Incidental Registration.

             (a) Right to Include  Registrable  Securities.  If (i) the  Company
proposes to register  any shares of Common Stock or any  securities  convertible into Common Stock under the  Securities Act by  registration  and (ii) if any of its current  significant  shareholders  are given the opportunity to have any of their  securities  (referred to in subclause (i) of this section)  registered as part of such  registration  by the Company,  then  irrespective  of whether such party elects to have its shares registered, the Company will give prompt written notice to the Stockholder prior to the filing of any registration statement with respect  thereto of the  Stockholders'  rights under this Section 2.1.  Upon the written request of the Stockholder  made within 30 days after the receipt of any such notice, the Company will use its commercially reasonable efforts to include those Registrable Securities with respect to which the Stockholder has requested registration in such registration  statement;  provided,  however, that, no less than five days prior to the effective date of such registration  statement,  the
Stockholder shall have the right to withdraw its request to have its Registrable
Securities included in such registration statement;  provided, further, however, that if, at any time after giving  written  notice of its  intention to register any  securities and prior to the effective  date of the  registration  statement filed in connection with such registration,  the Company shall determine for any reason not to register or to delay registration of such securities,  the Company may,  at  its  election,  give  written  notice  of  such  determination  to the
Stockholder  and (i) in the case of a  determination  not to

                                      D-1

register,  shall be  relieved of its  obligation  to  register  any  Registrable
Securities  in  connection  with  such  registration,  and (ii) in the case of a determination to delay registering,  shall be permitted to delay registering any
Registrable  Securities,  for the same period as the delay in  registering  such other securities.  Notwithstanding  anything to the contrary herein, the Company shall  not  be  required  to  register  any  of  the  Stockholder's  Registrable
Securities if no other  shareholder  of the Company is given the  opportunity to participate in the registration of any securities of the Company.

             (b)  Priority.  If the  managing  underwriter  of any  underwritten offering  shall  inform  the  Company  that  the  number  or type of  securities requested to be included in such  registration  would in its judgment  adversely affect such offering, and the Company has so advised the Stockholder in writing, then the Company will include in such registration,  to the extent of the number and type that the  Company is so advised  can be sold in (or during the time of)
such offering,  first, all securities proposed by the Company to be sold for its own account,  and then,  pro rata (based on the number of shares  proposed to be included in such registration),  shares of the Registrable  Securities requested to be included in such registration  pursuant to this Section 2.1 along with all other  securities  proposed to be  registered  by any other parties to which the
Company has granted registration rights.

             (c) Expenses.  Except as provided herein, the Company shall pay all
Registration Expenses with respect to such registration (whether any offering is effected or not).

             2.2 Registration  Procedures.  In effecting the registration of any
Registrable Securities under the Securities Act as provided in Sections 2.1, the
Company will, unless provided  otherwise in this Agreement,  as expeditiously as possible:

             (a) prepare and file with the Commission the requisite registration statement  to effect such  registration,  and  thereafter  use its  commercially reasonable  efforts to cause such  registration  statement to become  effective;
provided,  however,  that the Company may  discontinue  any  registration of its securities that are not Registrable  Securities  (and,  under the  circumstances specified in Section 2.1(a), its securities that are Registrable  Securities) at any time prior to the  effective  date of the  registration  statement  relating thereto;

             (b)  prepare  and file  with the  Commission  such  amendments  and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the  provisions  of the  Securities
Act with respect to the  disposition of all  Registrable  Securities  covered by such registration statement;

             (c) furnish to the Stockholder  such number of conformed  copies of such  registration  statement and of each such amendment and supplement  thereto
(in each case including all  exhibits),  such number of copies of the prospectus contained in such registration  statement (including each preliminary prospectus and any summary  prospectus) and any other prospectus filed under Rule 424 under the Securities Act and each such amendment and supplement thereto, in conformity with the  requirements of the Securities Act, and such other  documents,  as the
Stockholder may reasonably request;

                                      D-2

             (d) use its  commercially  reasonable  efforts  (x) to  register or qualify all Registrable  Securities covered by such registration statement under such other  securities  or blue sky laws of such States of the United  States of
America where an exemption is not available and the Stockholder shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration  statement remains in effect and (z) to take such other action that may be reasonably  necessary to enable the  Stockholder  to consummate  the disposition in such  jurisdictions  of the Registrable  Securities to be sold by the  Stockholder,  except  that the  Company  shall not for any such  purpose be required to qualify  generally  to do business as a foreign  corporation  in any jurisdiction  wherein it would not but for the requirements of this subparagraph
(d) be obligated to be so qualified or to consent to general  service of process in any such jurisdiction;

             (e)  use  its   commercially   reasonable   efforts  to  cause  all
Registrable  Securities covered by such registration  statement to be registered with or  approved  by such  other  federal  or state  governmental  agencies  or authorities  as may  reasonably  be  necessary  in the opinion of counsel to the
Company  to  enable  the  Stockholder  to  consummate  the  disposition  of such
Registrable Securities;

             (f) notify the  Stockholder at any time when a prospectus  relating thereto is required to be delivered  under the  Securities  Act, upon  discovery that,  or upon the happening of any event as a result of which,  the  prospectus included in such registration  statement,  as then in effect, includes an untrue statement of a material  fact or omits to state any material fact required to be stated  therein or necessary to make the  statements  therein not  misleading in light of the circumstances under which they were made, and at the request of the
Stockholder  promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such  prospectus as may be necessary so that, as thereafter  delivered to the purchasers of such  securities,  such prospectus shall not  include an untrue  statement  of a  material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
provided,  that the Company  shall not be  required,  pursuant  to this  Section
2.2(f),  to disclose to the  Stockholder any non-public  information  that it is not,  whether  pursuant  to this  Agreement  or any other  agreement,  otherwise obligated to disclose to the Stockholder;

             (g) otherwise  use its  commercially  reasonable  efforts to comply with all applicable  rules and regulations of the Commission,  and, if required, make available to its security holders,  as soon as reasonably  practicable,  an earnings  statement covering the period of at least 12 months, but not more than
18 months, beginning with the first full calendar month after the effective date of such  registration  statement,  which  earnings  statement  shall satisfy the provisions  of  Section  11(a) of the  Securities  Act and Rule 158  promulgated thereunder;

             (h)  provide  and  cause to be  maintained  a  transfer  agent  and registrar  (which,  in  each  case,  may be the  Company)  for  all  Registrable
Securities  covered  by such  registration  statement  from and after a date not later than the effective date of such registration;

             (i) within a reasonable  time not to exceed ten business days prior to filing a registration  statement or prospectus or any amendment or supplement
thereto  (only  with  respect  to  Registrable   Securities),   furnish  to  the
Stockholder  copies of such registration  statement

                                      D-3

or prospectus as proposed to be filed,  which  documents  will be subject to the reasonable  review and comments of the Stockholder  during such period,  and the
Company  will not file  any  registration  statement  or any  prospectus  or any amendment or supplement  thereto  containing any statements  with respect to the
Stockholder or the distribution of the Registrable  Securities to be included in such  registration  statement  for sale by the  Stockholder  if the  Stockholder reasonably objects in writing;

             (j) after the filing of any registration statement, promptly notify the  Stockholder  of the  effectiveness  thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly  notify the
Stockholder of the lifting or withdrawal of any such order;

             (k) furnish, in the case of an underwritten public offering, to the
Stockholder  a signed  counterpart  of (i) an opinion of counsel to the  Company addressed to the Stockholder (on which opinion the Stockholder shall be entitled to rely)  and (ii) a  comfort  letter  or  comfort  letters  from the  Company's independent public accountants, each in customary form and covering such matters of the type customarily  covered by opinions or comfort letters, as the case may be, as the Stockholder reasonably requests; and

             (l)  use  its   commercially   reasonable   efforts  to  cause  any
Registrable  Securities covered by a registration  statement to be listed on the principal  U.S.  exchange or exchanges or qualified for trading on the principal
U.S.  over-the-counter  market or listed on the  automated  quotation  market on which securities of the same class and series as the Registrable  Securities (or into which such Registrable  Securities will be or have been converted) are then listed,  traded, or quoted upon the sale of such Registrable Securities pursuant to such registration statement.

             The Company may require the Stockholder, as a seller of Registrable
Securities as to which any  registration is being effected,  to furnish promptly to the Company  such  information  regarding  such selling  Stockholder  and the distribution of such Registrable Securities as the Company may from time to time reasonably  request in writing,  and such selling  Stockholder agrees to furnish promptly to the Company all  information  required to be  disclosed  in order to make the  information  furnished to the Company by such selling  Stockholder not materially misleading.

             The   Stockholder   agrees  by  acquisition  of  such   Registrable
Securities that, upon receipt of any notice from the Company of the happening of any event of the kind  described  in  subparagraph  (f) of this Section 2.2, the
Stockholder  will  forthwith   discontinue  the  Stockholder's   disposition  of
Registrable  Securities pursuant to the registration  statement relating to such
Registrable  Securities  until the  Stockholder's  receipt  of the copies of the supplemented or amended  prospectus  contemplated  by  subparagraph  (f) of this
Section 2.2 and, if so directed by the Company,  will deliver to the Company all copies,  other than permanent file copies, then in the Stockholder's  possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                                      D-4

             2.3 Underwritten Offerings.

             (a)  Arrangement  with  Underwriters.  If the  Company  proposes to register any of its  securities  under the  Securities  Act as  contemplated  by
Section 2.1 and such  securities are to be distributed by or through one or more underwriters,  the  Company  will,  if  requested  by the  Stockholder,  use its commercially  reasonable efforts to arrange for such underwriters to include all the Registrable  Securities to be offered and sold by the Stockholder  among the securities of the Company to be distributed by such underwriters, subject to the provisions  of  Sections  2.1(a) and  2.1(b).  The  Stockholder,  in  requesting distribution of Registered  Securities by such underwriters,  shall agree to be, and shall become,  party to the underwriting  agreement  between the Company and such underwriters.

             (b) Underwriting  Discounts and Commission.  The Stockholder  shall
pay  all   underwriting   discounts  and   commissions  of  the  underwriter  or
underwriters with respect to the Registrable Securities sold.

             2.4 Indemnification.

             (a)  The  Company   agrees  to  indemnify  and  hold  harmless  the
Stockholder  and each person,  if any, who controls the  Stockholder  within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act from  and  against  any and all  losses,  claims,  damages  and  liabilities
(including,  without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating  any such action or claim) insofar as such losses,  claims,  damages or liabilities  arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration  statement or any amendment thereof, any preliminary prospectus or prospectus  (as amended or  supplemented  if the Company shall have furnished any amendments or supplements  thereto) relating to the Registrable  Securities, or arise out of or are based  upon any  omission  or alleged  omission  to state therein a material fact  required to be stated  therein or necessary to make the statements  therein  not  misleading,  except  insofar as such  losses,  claims, damages or liabilities  arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission arising out of or based upon written  information  furnished  to  and  relied  upon  by  the  Company  by the
Stockholder  expressly for use therein. The Company also agrees to indemnify any underwriter of the  Registrable  Securities so offered and each person,  if any, who controls such  underwriter  on  substantially  the same basis as that of the indemnification  by the  Company of the  Stockholder  provided  in this  Section
2.4(a).

             (b) The  Stockholder  agrees to  indemnify  and hold  harmless  the
Company, its directors and the officers who sign the Registration  Statement and each  person,  if any,  who  controls  the Company  within the meaning of either
Section 15 of the  Securities  Act or Section 20 of the Exchange  Act,  from and against any and all losses, claims, damages and liabilities (including,  without limitation,  any legal or other expenses  reasonably incurred in connection with defending  or  investigating  any such action or claim)  insofar as such losses, claims,  damages  or  liabilities  arise  out of or are  based  upon any  untrue statement  or alleged  untrue  statement  of a material  fact  contained  in any registration  statement or any amendment thereof, any preliminary  prospectus or prospectus (as amended or  supplemented  if the Company shall have furnished any amendments or supplements  thereto) relating to the Registrable

                                      D-5

Securities,  or arise out of or are based upon any omission or alleged  omission to state therein a material  fact required to be stated  therein or necessary to make the statements  therein not misleading,  but only with reference to written information  furnished  to and relied upon by the Company by or on behalf of the
Stockholder  expressly  for use in a  registration  statement,  any  preliminary prospectus, prospectus or any amendments or supplements thereto. The Stockholder also agrees to  indemnify  any  underwriter  of the  Registrable  Securities  so offered and each person,  if any, who controls such underwriter on substantially the same basis as that of the  indemnification by the Stockholder of the Company provided in this Section 2.4(b).  The Stockholder  will not be liable under this
Section 2.4(b) with respect to any losses, claims, damages or liabilities (a) to the extent the untrue statement, omission, or allegation thereof upon which such losses, claims, damages or liabilities are based was made in any prospectus used after such time as the  Stockholder  advised  the  Company  that the filing of a post-effective amendment or supplement thereto was required, or (b) in an amount that  exceeds  the net  proceeds  received by the  Stockholder  from the sale of
Registrable Securities pursuant to the applicable registration statement.

             (c) Each party  indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action  against such  indemnified party  in  respect  of which  indemnity  may be  sought  hereunder,  notify  the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnify agreement contained in paragraph (a) or (b) above except to the extent that the  indemnifying  party was  actually  prejudiced  by such  failure,  and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified  party.  If any such  claim or action  shall be  brought  against an indemnified  party, and it shall have notified the  indemnifying  party thereof, unless in such indemnified  party's  reasonably  judgment a conflict of interest between such indemnified party and indemnifying  parties may exist in respect of such claim,  the  indemnifying  party shall be entitled to participate  therein, and, to the extent that it wishes,  jointly  with any other  similarly  notified indemnifying  party,  to assume the  defense  thereof  with  counsel  reasonably satisfactory to the indemnified  party. After notice from the indemnifying party to the indemnified  party of its election to assume the defense of such claim or action,  the  indemnifying  party shall not be liable to the  indemnified  party under this Section 2.4 for any legal or other expenses  subsequently incurred by the indemnified  party in connection with the defense thereof.  Any indemnifying party  against whom  indemnity may be sought under this Section 2.4 shall not be liable  to  indemnify  an  indemnified  party  and  shall be  deemed  fully  and unconditionally  released if such indemnified party settles such claim or action without the written consent of the indemnifying  party.  The indemnifying  party may not agree to any  settlement of any such claim or action,  other than solely for  monetary  damages for which the  indemnifying  party  shall be  responsible hereunder,  the  result of which any  remedy or relief  shall be  applied  to or against  the  indemnified  party,  without  the  prior  written  consent  of the indemnified  party,  which consent shall not be  unreasonably  withheld.  In any action  hereunder  as to which the  indemnifying  party has  assumed the defense thereof,  the indemnified  party shall continue to be entitled to participate in the defense thereof,  with counsel of its own choice, but the indemnifying party shall not be  obligated  hereunder to reimburse  the  indemnified  party for the costs thereof.

             (d) If the  indemnification  provided for in this Section 2.4 shall for any reason be  unavailable  (other than in accordance  with its terms) to an indemnified  party in  respect

                                      D-6

of any loss,  liability,  cost,  claim or damage referred to therein,  then each indemnifying  party  shall,  in lieu of  indemnifying  such  indemnified  party, contribute to the amount paid or payable by such  indemnified  party as a result of such  loss,  liability,  cost,  claim  or  damage  in such  proportion  as is appropriate to reflect the relative fault of the  indemnifying  party or parties on the one hand and of the  indemnified  party or  parties  on the other hand in connection  with the  statements  or  omissions  that  resulted in such  losses, claims,  damages  or  liabilities,  as  well  as any  other  relevant  equitable considerations. The relative fault of the Company and the Stockholder on the one hand and the underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the  omission or alleged  omission to stated a material  fact relates to information  supplied  such  indemnified  party  or such  indemnifying  parties'
relative intent, knowledge,  access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost,  claim,  damage or liability,  or action in respect  thereof,  referred  to above in this  paragraph  (d) shall be deemed to include,  for  purposes  of this  paragraph  (d),  any  legal or other  expenses reasonably  incurred by such indemnified party in connection with  investigating or defending any such action or clam. The Company and the Stockholder agree that it would not be just and equitable if contributions pursuant to this Section 2.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take  account of the  equitable  considerations  referred to in this  paragraph.
Notwithstanding  any other provisions of this Section 2.4, the Stockholder shall not be  required to  contribute  any amount in excess of the amount by which the total price at which the Registrable  Securities of the Stockholder were offered to the public  exceeds  the amount of any  damages  which such  Stockholder  has otherwise  been  required  to pay by reason of such  untrue  or  alleged  untrue statement  or  omission  or alleged  omission.  No person  guilty of  fraudulent misrepresentation  (within the meaning of Section 11(f) of the  Securities  Act)
shall be  entitled  to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

             (e) Indemnification  and contribution  similar to that specified in the preceding  paragraphs of this Section 2.4 (with  appropriate  modifications)
shall be given by the Company,  the Stockholder and underwriters with respect to any required  registration or other  qualification of securities under any state law or regulation or United States, Swiss or other governmental authority.

             (f) The  obligations of the parties under this Section 2.4 shall be in addition to any  liability  which any party may  otherwise  have to any other party.

         3. Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

             "Commission"  means the Securities  and Exchange  Commission or any other similar agency then having  jurisdiction  to enforce the Securities Act or the Exchange Act.

             "Common Stock" shall mean the common stock of the Company,  and any other  class of equity  securities  of the  Company  into  which  such  stock is reclassified or reconstituted.

                                      D-7

             "Exchange  Act"  means  the  Securities  Exchange  Act of 1934,  as amended, or any other similar federal statute,  and the rules and regulations of the  Commission  thereunder,  all as the same  shall be in  effect  at the time.
Reference to a particular  section of the  Securities  Exchange Act of 1934,  as amended,  shall include a reference to the  comparable  section,  if any, of any such similar federal statute.

             "Person"  means any  individual,  firm,  corporation,  partnership, limited liability company,  trust,  incorporated or unincorporated  association, joint venture,  joint securities company,  government (or an agency or political subdivision  thereof)  or other  entity  of any  kind,  and  shall  include  any successor (by merger or otherwise) of any such entity.

             "Registrable   Securities"  means  (i)  any  securities  issued  or
issuable by the  Company to the  Stockholder  pursuant to Option  Agreement I or
Option  Agreement II and (ii) any  securities of the Company  issued or issuable with  respect to any  securities  referred  to in clause  (i)  whether by way of conversion,  exchange,  dividend,  or  stock  split  or  in  connection  with  a
combination  of  shares,  recapitalization,   merger,  consolidation,  or  other
reorganization or otherwise. As to any particular Registrable  Securities,  once issued,  such  securities  shall cease to be Registrable  Securities  when (a) a registration  statement with respect to the sale of such  securities  shall have become  effective under the Securities Act and such  securities  shall have been disposed of in accordance with such  registration  statement,  (b) they shall be eligible for resale pursuant to Rule 144(k) (or any successor  provision)  under the  Securities  Act,  (c) they  shall  have  been  otherwise  transferred,  new certificates  for them not bearing a legend  restricting  further transfer shall have been delivered by the Company and subsequent  public  distribution  of them shall not, in the opinion of counsel for the Stockholder,  require  registration of  them  under  the  Securities  Act  or  (d)  they  shall  have  ceased  to be outstanding.

             "Registration   Expenses"  means  all  expenses   incident  to  the
Company's  performance  of or  compliance  with  Section 2,  including,  without limitation,  all  registration  and filing fees,  all fees of the New York Stock
Exchange,  Inc.,  other  national  securities  exchanges or automated  quotation systems or the National  Association of Securities  Dealers,  Inc., all fees and expenses of complying with  securities or "blue sky" laws, all word  processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements  of  counsel  for  the  Company  and  of  its  independent  public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance,  any fees and  disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions  with respect to the  Registrable  Securities)  and the fees and  expenses of one counsel to the  Stockholder.  In the event the Company determines,  in accordance with Section  2.1(a),  not to register any securities with  respect  to which it had  given  written  notice  of its  intention  to so register to the  Stockholder,  all of the costs of the type (and  subject to any limitation  to the  extent)  set forth in this  definition  and  incurred by the
Stockholder  in connection  with such  registration  on or prior to the date the
Company  notifies  the  Stockholder  of  such  determination   shall  be  deemed
Registration Expenses.

             "Securities  Act" means the Securities Act of 1933, as amended,  or any  other  similar  federal  statute,  and the  rules  and  regulations  of the
Commission  thereunder,  all  as the  same  shall  be in  effect  at  the  time.
References to a particular  section of the  Securities  Act of

                                      D-8

1933, as amended,  shall include a reference to the comparable  section, if any, of any such similar federal statute.

         4. Rule 144. The Company shall use its commercially  reasonable efforts
to  enable  the   Stockholder  to  sell  its  Registrable   Securities   without
registration under the Securities Act within the limitation of the provisions of
(a) Rule 144 under the Securities  Act, as such Rule may be amended from time to time, (b) any similar rules or regulations  hereafter adopted by the Commission, as such Rule may be amended from time to time. Upon the request of any holder of
Registrable  Securities,  the  Company  will  deliver  to such  holder a written statement as to whether it has complied with such requirements.

         5.  Amendments  and  Waivers.  This  Agreement  may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform  any act herein  required  to be  performed  by it,  only if the
Company shall have  obtained the written  consent to such  amendment,  action or omission to act, of the Stockholder.

         6. Nominees for Beneficial  Owners.  In the event that any  Registrable
Securities  are  held  by a  nominee  for  the  beneficial  owner  thereof,  the beneficial  owner  thereof  may,  at its  election in writing  delivered  to the
Company,  be treated as the  Stockholder  for  purposes  of any request or other action by the Stockholder pursuant to this Agreement. If the beneficial owner of any  Registrable  Securities  so elects,  the  Company  may  require  assurances reasonably  satisfactory  to it of such  owner's  beneficial  ownership  of such
Registrable Securities.

         7. Notices. All notices,  demands and other communications provided for or  permitted  hereunder  shall be made in  accordance  with Section 10.2 of the
Securities Purchase Agreement.

         8.  Successors and Assigns.  This  Agreement  shall be binding upon and inure to the benefit of the parties hereto and their  respective  successors and assigns.

         9.  Severability.  In the event that any one or more of the  provisions contained  herein,  or the  application  thereof in any  circumstances,  is held invalid,  illegal or unenforceable in any respect for any reason,  the validity, legality and  enforceability of any such provision in every other respect and of the  remaining  provisions  contained  herein  shall not be in any way  impaired thereby,  it being intended that all of the rights and privileges of each of the
Holders shall be enforceable to the fullest extent permitted by law.

         10. Entire  Agreement.  This  Agreement,  together with the  Securities
Purchase  Agreement,  is intended by the parties as a final  expression of their agreement and intended to be a complete and exclusive statement of the agreement and  understanding  of the  parties  hereto in  respect  of the  subject  matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This
Agreement and the Securities  Purchase Agreement  supersede all prior agreements and understandings among the parties with respect to such subject matter.

         11.  Headings.  The headings in this  Agreement are for  convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                      D-9

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13.   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                                      D-10

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed  and  delivered  by  their  respective  representatives  hereunto  duly authorized as of the date first above written.

                                     Winter Harbor, L.L.C.

                                     By: First Media, L.P., its member

                                     By: First Media Corporation, its general partner

                                         Name:
                                         Title:

                                     Red Cube International AG

                                     By:

                                         Name:
                                         Title:

                                      D-11

                                  Exhibit E to the Securities Purchase Agreement

                              [First Closing Date]

Red Cube International AG
Bahnhofstrasse 10 CH-6300 Zug (Switzerland)
Attention: Niklaus F. Zenger, Chief Executive Officer

         Re:   Securities Purchase Agreement

Ladies and Gentlemen:

         We have acted as special counsel to Winter Harbor,  L.L.C.,  a Delaware limited liability company ("Winter  Harbor"),  in connection with the Securities
Purchase  Agreement  (the  "Purchase  Agreement"),  dated as of August __, 2000,
among  Winter  Harbor,   Red  Cube   International  AG  ("Red  Cube"),  and  KPR
Finanz-Und  Verwaltungs  AG ("KPR").  This  opinion is rendered to you  pursuant to Section  7.2(b) of the  Purchase  Agreement.  Capitalized  terms used  herein that  are  defined  in the  Purchase  Agreement  but are not  otherwise  defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         In  connection  with our  representation  of Winter Harbor as set forth
above,   we  have   examined   the   following   documents   (collectively   the
"Transaction Documents"):

         1. the Purchase Agreement;

         2.  the  Registration  Rights  Agreement,  dated as of the date of this opinion, between Winter Harbor and Red Cube;

         3. the Option Agreement,  dated as of the date of this opinion, between
Winter Harbor and Red Cube, with respect to 52,499 ordinary shares of Red Cube;

         4. the Option Agreement,  dated as of the date of this opinion, between
Winter Harbor and Red Cube,  with respect to 58,333 ordinary shares of Red Cube;
and

         5. the Voting  Agreement,  dated as of August __, 2000,  between Winter
Harbor and Red Cube.

         We have also  examined  the  certificate  of  formation  and  operating agreement of Winter Harbor  (collectively,  the "Organizational  Documents") and resolutions  adopted  by the  board  of  directors  of First  Media  Corporation
(acting as  general  partner of the  member of Winter  Harbor)  relating  to the
Purchase Agreement and the transactions  contemplated  thereby, all in the forms certified  to us by an  officer  of First  Media  Corporation  as being true and complete  copies of the foregoing.  We have relied,  as to factual  matters,  on certificates,  facsimiles,  and  telephonic

                                      E-1

confirmation  issued or given by public officials,  and upon the representations and warranties in the Purchase Agreement,  and related documents and information furnished to us by Winter Harbor in the form of certificates or otherwise. As to all factual  matters  material to the opinions set forth herein,  we have relied upon and assumed the  accuracy of such  certificates  with  respect to the facts stated therein.  We have assumed the  genuineness of all  signatures,  the legal capacity of natural persons,  the authenticity of all documents  submitted to us as  originals,  and  the  conformity  to  original  documents  of all  documents submitted to us as copies.

         In  rendering  this  opinion,  we have  assumed  that each  Transaction
Document and other  instrument  executed  and  delivered by any party other than
Winter Harbor has been duly  authorized  by all necessary  action on the part of
such  party,   has  been  duly  executed  and  delivered  by  such  party,   and
constitutes  the valid,  legally  binding,  and  enforceable  obligation of such party.  When a statement  in this opinion is made "to our  knowledge,"  it means that none of the  attorneys in our firm involved in  representing  Winter Harbor in connection with the transactions  contemplated by the Purchase  Agreement has actual  existing  knowledge  that the statement is false;  it does not mean that any of such attorneys  necessarily has actual  existing  knowledge of facts that would suggest the statement is true.

         This  opinion is limited to the law of the  District of  Columbia,  the
Delaware  Limited  Liability  Company  Act,  and the  federal  law of the United
States of America  (collectively,  "Applicable Law"), except that (a) Applicable
Law  includes  only  laws and  regulations  that a lawyer  exercising  customary professional  diligence would recognize as being  applicable to the transactions contemplated  by the Purchase  Agreement and excludes those laws and regulations set  forth in  Section  19 of the  Legal  Opinion  Accord  of the  American  Bar
Association  Section of  Business  Law (1991) and (b)  insofar as our opinion in paragraph 3 relates to the Voting  Agreement  or to Section 5.6 of the  Purchase
Agreement,  Applicable Law includes the Florida  Business  Corporation  Act. You understand  that we are not  admitted  in the State of  Florida  or the State of
Delaware  and  therefore  do not  purport to be experts in the laws of the State of  Florida or the State of  Delaware;  insofar as our  opinion in  paragraph  3 relates to the Voting  Agreement  or to Section 5.6 of the  Purchase  Agreement,
we have relied with your consent on an opinion of Holland & Knight LLP.

         Our  opinions  are  given as if the  Purchase  Agreement  and the other
Transaction  Documents  were  governed by the laws of the  District of Columbia.
You  recognize  that the express  terms of the Purchase  Agreement and the other
Transaction  Documents  provide  that  they  are to be  governed  by the laws of other  jurisdictions,  which may be  different  from the law of the  District of
Columbia  in certain  relevant  respects.  We express no opinion as to choice of law or  conflicts  of law  rules,  or the laws of any  states  or  jurisdictions other than as specified above.

         Statements  in  this  opinion  as to the  legality,  validity,  binding effect,  or  enforceability  of any  Transaction  Document  are  subject  to (a)
limitations imposed by bankruptcy, insolvency,  reorganization,  moratorium, and other laws and related court decisions of general  applicability  relating to or
affecting   creditors'  rights   generally,   (b)  the  application  of  general
equitable  principles,  (c)  with  respect  to  rights  to  indemnity,  if  any, limitations  imposed  by  federal or state  securities  laws or public  policies embodied therein,  (d) limitations  imposed by laws and judicial  decisions that have  imposed  duties on  standards of conduct  (including  obligations  of good
faith,  fair  dealing,   and  reasonableness)   upon  contracting  parties,  (e)
limitations on the enforceability of

                                      E-2

any contractual provision specifying that provisions of an agreement may only be waived in  writing,  and (f)  limitations  on the  enforceability  of waivers of equitable rights and defenses.

         On the basis of the foregoing, and reliance thereon, and subject to the assumptions,  limitations,  qualifications,  and exceptions contained herein, we are of the opinion that:

         1. Winter Harbor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. Winter Harbor has the limited  liability company power and authority to execute and deliver the  Transaction  Documents  and to carry out and perform its obligations thereunder.  The execution,  delivery, and performance by Winter
Harbor of the Transaction Documents have been duly and validly authorized by all necessary limited liability company action on the part of Winter Harbor.

         3. Each Transaction  Document constitutes the valid and legally binding obligation of Winter  Harbor,  enforceable  against  Winter Harbor in accordance with its terms.

         4. The execution,  delivery,  and performance of the Purchase Agreement and the  Transaction  Documents by Winter Harbor,  to our knowledge,  (a) do not require the consent of any third party under any provision of Applicable  Law or under  the  terms of any  contract  of which we have  actual  knowledge  that is binding  on  Winter  Harbor;  (b) do not  conflict  with  any  provision  of the
Organizational  Documents,  (c) do not conflict with,  result in a breach of, or constitute  a default  under any  provision  of  Applicable  Law,  or (d) do not conflict with,  constitute  grounds for  termination  of, result in a breach of, constitute a default  under,  or  accelerate or permit the  acceleration  of any performance  required  by the  terms of any  contract  of  which we have  actual knowledge that is binding on Winter Harbor.

         This  opinion is as of the date hereof,  and we expressly  disclaim any duty to update this  opinion in the future in the event there are any changes in fact or law that may  affect  any  matter  addressed  herein.  This  opinion  is rendered only to Red Cube and is solely for its benefit in  connection  with the above  transactions,  this  opinion  may not be relied  upon by Red Cube for any other purpose,  or quoted in whole or in part or otherwise referred to in any of its financial statements or other public release, nor is it to be filed with any governmental  agency or other person  without the prior written  consent of this firm,  except as is required by law,  and this opinion may not be relied upon by any other person,  firm or corporation for any purpose without our prior written consent.

                                           Very truly yours,

                                           DOW, LOHNES & ALBERTSON,
                                           PLLC

                                           By:______________________________
                                              _____________,
                                              Member

                                      E-3

                                  Exhibit F to the Securities Purchase Agreement

                              [LAWYERS LETTERHEAD]

                                                      [FIRST CLOSING DATE]

Winter Harbor, L.L.C.
c/o First Media, L.P.
11400 Skipwith Lane
Potomac, Maryland 20854

Dear Ladies and Gentlemen:

         In connection with the sale by Winter Harbor L.L.C., a Delaware limited liability company ("Winter Harbor"), pursuant to the Securities
Purchase Agreement, dated as of August ~, 2000 by and among Winter Harbor, Red
Cube International AG, an Aktiengesellschaft organized under the laws of
Switzerland ("Red Cube") and KPR Finanz-Und Verwaltung AG, also an
Aktiengesellschaft organized under the laws of Switzerland ("KPR") (the
"Securities Purchase Agreement") of certain securities of I-Link Incorporated, a Florida corporation, listed on Exhibit A (the "Securities") and each of the two the Stock Option Agreements, each dated as of August ~, 2000, each by and between Winter Harbor and Red Cube (collectively, the Stock Option Agreements and  the Securities Purchase Agreement, the "Agreements"), I, as legal counsel for Red Cube, have examined such bylaws, all notarized documents concerning
Red Cube, company records,  and other documents  and material agreements  that have been provided by the legal department of Red Cube as I have considered necessary or appropriate for purposes of this opinion. I have not been retained as tax counsel and consequently, I express no opinion whatsoever as to the tax treatment, tax implications, tax effects of any transaction. I am a member of the Zurich Bar and do not hold myself to be an expert in laws other than the laws of Switzerland. Accordingly, my opinion is confined to Swiss law. I have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law issues is to be inferred.
All capitalized terms not defined herein are defined in, and any reference to a Section, Schedule or Exhibit is a reference to a Section of, or a Schedule or Exhibit to, the Securities Purchase Agreement.  Upon the basis of such examination it is my opinion that:

         Red  Cube is a  corporation  (Aktiengesellschaft)  duly  organized  and validly  existing  under  the laws of  Switzerland.  Red Cube has the  requisite corporate  power and  authority to own,  lease,  and operate its  properties  in
Switzerland,  to carry on its business in the places where such  properties  are now owned,  leased,  or  operated  and such  business is now  conducted,  and to execute,  deliver,  and perform the  Agreements  and the documents  contemplated
hereby  and  referenced   therein   (together,   the  "Transaction   Documents")
according to their respective terms.

         The execution,  delivery,  and performance of the  Agreements,  and all other  Transaction  Documents  to which  Red Cube is a party,  by Red Cube  have been  duly  authorized  by all  necessary  corporate  action  on the part of Red
Cube. The Agreements  and all other  Transaction

                                      F-1

Documents to which Red Cube is a party have been duly  executed and delivered by
Red Cube and constitute the legal,  valid, and binding  obligations of Red Cube, enforceable  against  Red Cube in  accordance  with  their  terms  except as the enforceability  of the Agreements and any  Transaction  Document may be affected included  but not  limited by  bankruptcy,  insolvency,  fraudulent  transfer or similar laws of general application or Legal Requirements  affecting  creditors'
rights  generally  and by judicial  discretion in the  enforcement  of equitable remedies. Enforceability may further be limited in view of general principles of the abuse of right  (Rechtsmissbrauch  as per Art. 2 para.  2 of the Swiss Civil
Code).

         Except as set forth on Schedule  4.3, and subject to the  expiration or termination  of all waiting  periods  under the HSR Act, and under the condition that none of the  parties  achieves a turnover  of CHF 100 Mio.  (Art.  9 of the
Swiss  federal  antitrust  law,  Kartellgesetz)  the  execution,  delivery,  and performance by Red Cube of the Agreements and the  Transaction  Documents  (with or  without  the  giving  of  notice,  the lapse of time,  or both):  (a) do not require  the  consent  of any  third  party;  (b)  will  not  conflict  with any provision of the relevant corporate  organizational  documents of Red Cube, each as currently in effect;  (c) will not conflict  with,  result in a breach of, or constitute  a  default  under  any  Swiss  legal  requirement;  and (d) will not conflict with,  constitute  grounds for  termination  of, result in a breach of, constitute a default  under,  or  accelerate or permit the  acceleration  of any performance  required by the terms of any  agreement,  instrument,  license,  or permit to which Red Cube is a party or by which Red Cube may be bound.

         The  authorized  and  issued  capital  stock of Red Cube  described  on
Schedule  4.4 is  accurately  described  as of  today's  date.  All  issued  and outstanding  shares of  capital  stock of Red Cube  have  been duly and  validly issued and are fully paid.  To the best of my knowledge  and except as described on Schedule  4.4.a and 4.4.b there are no  outstanding  or  authorized  options, warrants,  purchase rights,  subscription  rights,  conversion rights,  exchange rights,  or other  contracts  or  commitments  that  could  require  Red Cube to issue,  sell,  or  otherwise  cause to  become  outstanding  any of its  capital stock..  Red Cube has not violated  any Swiss legal  requirement  in  connection with the  offer  for sale or sale and  issuance  of its  outstanding  shares  of capital stock or any other securities.

         In connection with my opinion set forth in parts (a) and (d) of paragraph (3), I have relied on Red Cube to alert me to the existence of any such agreement, instrument, license or permit to which such parts relate to and only express an opinion as to such agreements, instruments, licenses or permits of which I am aware.

         The foregoing opinion is limited to the laws of Switzerland and I am expressing no opinion as to the effect of the laws of any other jurisdiction.
I understand that, with respect to all matters of New York law, you are relying on the opinion, dated the date hereof, of Sullivan & Cromwell. This opinion is rendered solely to you (Winter Harbor). It may not be used, circulated, quoted, referred to or relied upon by any person other than the persons to whom it is addressed (Winter Harbor), nor for any other purpose than in connection to the Securities Purchase Agreement without my prior written consent in each instance. This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

                                      F-2

         This letter and all given opinions shall be governed and construed by the laws of Switzerland. The ordinary courts of the canton of Zurich (1) have exclusive jurisdiction with respect to all disputes arising from or in connection with this letter and the given opinions.

                                                   Very truly yours,

                                      F-3

                                  Exhibit G to the Securities Purchase Agreement

                        [SULLIVAN & CROMWELL LETTERHEAD]

                                                     [First Closing Date]

Winter Harbor, L.L.C.
c/o First Media, L.P.
11400 Skipwith Lane
Potomac, Maryland 20854

Dear Ladies and Gentlemen:

         In connection with the sale by Winter Harbor L.L.C., a Delaware limited liability company ("Winter Harbor"), pursuant to the Securities
Purchase Agreement, dated as of August ~, 2000 by and among Winter Harbor, Red
Cube International AG, an Aktiengesellschaft organized under the laws of
Switzerland (the "Company") and KPR Finanz-Und Verwaltungs AG, also an
Aktiengesellschaft organized under the laws of Switzerland ("KPR") (the
"Securities Purchase Agreement") of certain securities of I-Link Incorporated, a Florida corporation, listed on Exhibit A to the Securities Purchase
Agreement (the "Securities"), we, as special U.S. counsel for the Company and
KPR, have examined such corporate records, certificates and other documents, and such questions of New York State and Federal law, as we have considered necessary or appropriate for purposes of this opinion. Upon the basis of such examination, it is our opinion that the Securities Purchase Agreement has been duly executed and delivered by the Company and KPR under the laws of the State of New York; assuming that it has been duly authorized, executed and delivered by the Company and KPR under the laws of Switzerland and that it has been duly authorized, executed and delivered by Winter Harbor, the Securities Purchase
Agreement constitutes a valid and legally binding obligation of the Company and KPR enforceable against the Company and KPR in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the Federal laws of the United
States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We note that you are relying as to all matters of Swiss Law on the opinion of Heierli
Rechtsanwaelte, delivered to you pursuant to Section 7.3 of the Securities
Purchase Agreement.

                                      G-1

         We have relied as to certain matters on information obtained from public officials, officers of the Company and KPR and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                                      Very truly yours,

                                                     SULLIVAN & CROMWELL

                                      G-2

                      Schedule 3.5 - Winter Harbor Consents

         None.

                 Schedule 3.7 - Winter Harbor Related Party Transactions

         1. Transactions with I-Link. The arrangements between I-Link and Winter
Harbor are described in documents filed by I-Link with the Securities and
Exchange Commission, and those descriptions are incorporated in this schedule by reference.

         2. I-Link Loan Documents. The following documents constitute the I-Link
Loan Documents:

         (a) Promissory Notes, in the aggregate principal amount of $7,768,000, dated January 26, 1998, February 23, 1998, March 3, 1998, March 24, 1998, May
13, 1998, May 29, 1998, and June 8, 1998

         (b) Agreement, dated as of April 14, 1998, between I-Link, as
"Borrower," and Winter Harbor, as "Lender"

         (c) Pledge Agreement, dated as of April 14, 1998, between I-Link, as
"Pledgor," and Winter Harbor, as "Pledgee"

         (d) Security Agreement, among I-Link Systems, Inc., a Utah corporation,
I-Link Communications, Inc., a Utah corporation, MiBridge, Inc., a Utah corporation, I-Link Worldwide, L.L.C., a Delaware limited liability company, as
"Debtors," and Winter Harbor as "Secured Party"

         (e) Agreement, dated as of January 15, 1999, between I-Link, as
"Borrower," and Winter Harbor, as "Lender"

         (f) First Amendment to Security Agreement, dated as of January 15,
1999, among I-Link, I-Link Systems, Inc., a Utah corporation, I-Link
Communications, Inc., a Utah corporation, MiBridge, Inc., a Utah corporation,
I-Link Worldwide, L.L.C., a Delaware limited liability company, Vianet
Technologies, Ltd., an Israeli corporation, as "Debtors," and Winter Harbor, as
"Secured Party"

         (g) First Amendment to Pledge Agreement, dated as of January 15, 1999, between I-Link, as "Pledgor," and Winter Harbor, as "Pledgee"

         (h) Second Amendment to Loan Agreement, dated as of April 15, 1999, between I-Link, as "Borrower," and Winter Harbor, as "Lender"

Agreement, dated April 2000, between I-Link and Winter Harbor, extending the due date for the convertible debt until April 15, 2001

                        Schedule 4.3 - Red Cube Consents

         None.

                    Schedule 4.4 - Capitalization of Red Cube

         1. Red Cube has a share capital of CHF 105 million capital, which is divided into 10.5 million registered shares of CHF 10.00 nominal value. All shares have been fully paid. Furthermore Red Cube possesses CHF 20 million in authorized stock. As of the date hereof Red Cube has not increased its capital as authorized.

         2. The shareholders of Red Cube have pre-emptive rights with respect to the issuance of new shares of Red Cube, except when such shares are issued in order to acquire the assets or securities of another company.

         3. Red Cube has a total of CHF 24 million conditional capital which can be used for issuing employee shares, or respectively for the pre-emptive rights of such shares, used for or in connection with financing joint ventures or cooperation agreements (CHF 9 million). If such options or the respective pre-emptive rights are exercised, then the present shareholders are precluded from exercising their pre-emptive rights.

         4. Red Cube has recently issued warrants to Internet Holdings for: (i)
105,000 shares (exercisable after one year for a period of two years) at a strike price in Swiss francs equivalent to $190.48 U.S. dollars, (ii) 105,000 shares (exercisable after two years for a period of two years) at a strike price in Swiss francs equivalent to $428.57 U.S. dollars, and (iii) 105,000 shares
(exercisable after three years for a period of two years) at a strike price in
Swiss francs equivalent to $666.67 U.S. dollars.

                       Schedule 4.5 - Red Cube Liabilities

On March 30, 2000 Red Cube International Ltd. acquired 100% of Catel Carrier
Telekommunikation (Schweiz) AG ("Catel"). Red Cube believes that at the time of the acquisition, the Catel board did not disclose all material information as was required pursuant to the purchase agreement. According to Swiss Law, if
Red Cube International Ltd. could prove such allegations in court, it would have the right to unwind the contract and would not be subject to any of the liabilities described below. The following three main claims with respect to the Catel acquisition:

     1.  Asplan / Aebi. There are two employment contracts in which the respective employees claim that certain amounts are owed to them thereunder. According to the former board of Catel, these contracts had already been terminated and the employees were not entitled to the claimed amounts. The maximum claim against Catel would be approximately
         CHF 1.5 million.

     2.  Freeland. Freeland is a Catel employee who is entitled to fixed 5-year commissions based on sales. There is a dispute concerning the proper amount of commissions to which this employee is entitled and potentially could amount to several million Swiss francs.

     3.  Vollmer / Customers. This concerns the contracts with value-added services suppliers. In certain cases, Catel was under the obligation to provide blocks of German and Austrian phone numbers, which ultimately couldn't be delivered. Catel could be subject to damages due to its inability to perform under such contracts.